                                                                     Exhibit 4.1

                                TRUST AGREEMENT

                                    between

                      CORPORATE ASSET BACKED CORPORATION,
                                  as Depositor

                                      and

                     U.S. BANK TRUST NATIONAL ASSOCIATION,
                          as Trustee and Option Agent

                                     CABCO
                 Series 2004-1 Trust (Goldman Sachs Capital I)

           RECONCILIATION AND TIE BETWEEN TRUST INDENTURE ACT OF 1939
                           AND AGREEMENT PROVISIONS*

Trust Indenture
  Act Section                                              Agreement Section
  -----------                                              -----------------
   310(a)(1)                                                         7.14(a)
      (a)(2)                                                         7.14(a)
      (a)(3)                                                            7.13
      (a)(4)                                                          7.1(f)
      (a)(5)                                                         7.14(a)
         (b)                                                         7.14(b)
         (c)                                                  Not Applicable

      311(a)                                                             7.4
         (b)                                                             7.4
         (c)                                                  Not Applicable

      312(a)                                                  3.7(a), 3.8(a)
         (b)                                                          3.8(b)
         (c)                                                          3.8(c)

      313(a)                                                             7.6
         (b)                                                             7.6
         (c)                                                             7.6
         (d)                                                             7.6

      314(a)                                                  4.1(a), 4.1(b)

      315(a)                                          7.1(a), 7.1(b), 7.1(c)
         (b)                                                          7.1(g)
         (d)                                                          7.1(c)
         (e)                                                          7.1(j)

   316(a)(1)                                                          7.5(a)
   316(a)(2)                                                  Not Applicable
      316(b)                                                          6.3(c)
      316(c)                                                          3.7(b)

      317(a)                                                  Not Applicable
      317(b)                                                             6.4

----------------------
* This reconciliation and tie shall not, for any purpose, be deemed to be part of the within agreement.

Trust Indenture
  Act Section                                              Agreement Section
  -----------                                              -----------------
      318(a)                                                           10.12

                                TABLE OF CONTENTS

                                                                                                                PAGE
                                                                                                                ----
                                                          ARTICLE I

                                          DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.1.        Definitions..............................................................................     1
Section 1.2.        Other Definitional Provisions............................................................     9
Section 1.3.        Incorporation by Reference of Trust Indenture Act........................................     9

                                                          ARTICLE II

                                                         ORGANIZATION

Section 2.1.        Creation of Trust; Trust Assets and Obligations..........................................     9
Section 2.2.        Name of Trust............................................................................    11
Section 2.3.        Business of Trust........................................................................    11
Section 2.4.        Trust Office.............................................................................    11
Section 2.5.        Purposes and Powers......................................................................    11
Section 2.6.        Appointment of Trustee...................................................................    12
Section 2.7.        Declaration of Trust.....................................................................    12
Section 2.8.        Liability of Certificateholders..........................................................    12
Section 2.9.        Title to Trust Property..................................................................    12
Section 2.10.       Situs of Trust...........................................................................    12
Section 2.11.       Representations and Warranties of Depositor..............................................    12
Section 2.12.       Tax Treatment............................................................................    14
Section 2.13.       Retained Interest........................................................................    14
Section 2.14.       Additional Underlying Securities and Certificates........................................    14
Section 2.15.       Call Options, Exercise of Call Options and Exchange of Certificates for Underlying
                      Securities.............................................................................    15
Section 2.16.       Mergers..................................................................................    18
Section 2.17.       Grant of Security Interest...............................................................    18

                                                         ARTICLE III

                                                       THE CERTIFICATES

Section 3.1.        The Certificates.........................................................................    20
Section 3.2.        Form of the Certificates.................................................................    21
Section 3.3.        Execution, Authentication and Delivery...................................................    22
Section 3.4.        Registration of Certificates; Registration of Transfer and Exchange of Certificates......    22
Section 3.5.        Mutilated, Destroyed, Lost or Stolen Certificates........................................    23

Section 3.6.        Persons Deemed Certificateholders........................................................    24
Section 3.7.        Access to List of Certificateholders' Names and Addresses................................    24
Section 3.8.        Preservation of Information; Communications to Certificateholders........................    25
Section 3.9.        Legend on Global Certificates............................................................    25
Section 3.10.       Definitive Certificates..................................................................    26
Section 3.11.       Definitive Certificates After Available Information Event................................    26
Section 3.12.       Transfer Restrictions on Class B-1 Certificates..........................................    26
Section 3.13.       Actions by Certificateholders............................................................    29
Section 3.14.       Additional Legends.......................................................................    29

                                                          ARTICLE IV

                                              EXCHANGE ACT REPORTING BY TRUSTEE

Section 4.1.        Exchange Act Reporting ..................................................................    31

                                                          ARTICLE V

                                                      ACTIONS BY TRUSTEE

Section 5.1.        Prior Notice to Certificateholders and Option Agent with Respect to Certain Matters......    32
Section 5.2.        Action by Trustee with Respect to Certain Matters........................................    32
Section 5.3.        Majority Control.........................................................................    33

                                                          ARTICLE VI

                                          APPLICATION OF TRUST FUNDS; CERTAIN DUTIES

Section 6.1.        Establishment of Collection Account and Securities Account...............................    33
Section 6.2.        Application of Trust Funds...............................................................    34
Section 6.3.        Certain Provisions Applicable to all Distributions to Certificateholders.................    36
Section 6.4.        Appointment of Paying Agent..............................................................    37
Section 6.5.        Method of Payment........................................................................    38
Section 6.6.        Reports to Certificateholders............................................................    38
Section 6.7.        Accounting and Information to Certificateholders, Internal Revenue Service and Others....    38
Section 6.8.        Signature on Returns.....................................................................    39
Section 6.9.        No Implied Duties of the Depositor.......................................................    39

                                                         ARTICLE VII

                                                         THE TRUSTEE

Section 7.1.        Duties of Trustee; Notice of Defaults....................................................    39

Section 7.2.        Rights of Trustee........................................................................    41
Section 7.3.        Acceptance of Trusts and Duties..........................................................    41
Section 7.4.        Preferential Collection of Claims Against Trustee........................................    42
Section 7.5.        Action Upon Instruction by Certificateholders............................................    42
Section 7.6.        Furnishing of Documents; Reports to Certificateholders and DTC...........................    43
Section 7.7.        Representations and Warranties of Trustee................................................    44
Section 7.8.        Reliance; Advice of Counsel..............................................................    45
Section 7.9.        Trustee May Own Certificates.............................................................    46
Section 7.10.       Compensation and Indemnity...............................................................    46
Section 7.11.       Replacement of Trustee...................................................................    46
Section 7.12.       Merger or Consolidation of Trustee.......................................................    47
Section 7.13.       Appointment of Co-Trustee or Separate Trustee............................................    48
Section 7.14.       Eligibility Requirements for Trustee.....................................................    49
Section 7.15.       Voting of the Underlying Securities Other than in the Case of an Underlying Securities
                      Event of Default.......................................................................    49

Section 7.16.       Trustee's Enforcement and Voting of Underlying Securities Upon an Underlying
                      Securities Event of Default............................................................    51

                                                         ARTICLE VIII

                                                   TERMINATION OF AGREEMENT

Section 8.1.        Termination of Agreement.................................................................    52

                                                          ARTICLE IX

                                                          AMENDMENTS

Section 9.1.        Allocation of Voting Rights..............................................................    53
Section 9.2.        Amendments Without Consent of Certificateholders.........................................    54
Section 9.3.        Amendments With Consent of Certificateholders............................................    54
Section 9.4.        Form of Amendments.......................................................................    55

                                                          ARTICLE X

                                                        MISCELLANEOUS

Section 10.1.       Certificateholders Have No Legal Title to Trust Property.................................    55
Section 10.2.       Limitations on Rights of Others..........................................................    55
Section 10.3.       Notices..................................................................................    55
Section 10.4.       Tax Classification Election..............................................................    56
Section 10.5.       Severability.............................................................................    56
Section 10.6.       Counterparts.............................................................................    56
Section 10.7.       Successors and Assigns...................................................................    56
Section 10.8.       No Petition Covenant.....................................................................    57

Section 10.9.       No Recourse..............................................................................    57
Section 10.10.      Headings.................................................................................    57
Section 10.11.      Governing Law............................................................................    57
Section 10.12.      Conflict with Trust Indenture Act........................................................    57

Exhibit A         --       Series 2004-1 Underlying Securities Schedule

Exhibit B         --       Terms of the Certificates

Exhibit C         --       Form of Class A-1 Certificate

Exhibit D         --       Form of Class B-1 Certificate

Exhibit E         --       Form of Investment Letter for Class B-1 Certificates

                                 TRUST AGREEMENT

                  TRUST AGREEMENT, dated as of March 8, 2004 (this "Agreement"), between Corporate Asset Backed Corporation, as depositor (the "Depositor"), and U.S. Bank Trust National Association, as trustee (the "Trustee") for CABCO Series 2004-1 Trust (Goldman Sachs Capital I) (the "Trust") and as option agent (in such capacity, the "Option Agent") for the holders of the Certificates from time to time with respect to the Call Options described below.

                  The Trust is issuing $62,500,000 in initial aggregate certificate principal balance of class A-1 callable certificates (the "Class A-1 Certificates"), entitled to distributions of principal, premium (if any) and interest, and $62,500,000 in initial aggregate Certificate Notional Amount of class B-1 callable certificates (the "Class B-1 Certificates") entitled to distributions of interest only (the "Class B-1 Certificates", and collectively with the Class A-1 Certificates, the "Certificates").

                                   AGGREGATE               AGGREGATE
                             CERTIFICATE PRINCIPAL    CERTIFICATE NOTIONAL            ANNUAL
  TITLE OF SECURITY                 BALANCE                 AMOUNT               PASS-THROUGH RATE
  -----------------          ---------------------    --------------------       -----------------
Class A-1 Certificates            $62,500,000                 N/A                      6.00%
Class B-1 Certificates                N/A                 $62,500,000                 0.345%

                  The Trust is acquiring the securities described in Exhibit A, excluding the Retained Interest. The Certificates, in the aggregate, will evidence the entire beneficial ownership of the assets of the Trust, including such securities, subject to the liabilities of the Trust, if any. The Certificates are subject to the Call Options.

                  In consideration of the mutual agreements herein contained, each party agrees that the following terms and provisions shall govern the Certificates and the Trust, for the benefit of all the other parties and the Certificateholders and Option Holders to the extent provided herein.

                                   ARTICLE I

                   DEFINITIONS AND INCORPORATION BY REFERENCE

                  Section 1.1. Definitions.

                  Except as otherwise specified herein or as the context may otherwise require, the following terms have the respective meanings set forth below for all purposes of this Agreement.

                  "Affiliate" means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  "Agreement" means this Trust Agreement.

                  "Available Funds" means, with respect to any Distribution Date and any other date on which Underlying Securities are redeemed pursuant to the Underlying Securities Trust Agreement, or purchased, repurchased, prepaid or liquidated in whole or in part, an amount (including any non-cash property) equal to all amounts received on or with respect to the Underlying Securities and on deposit in the Collection Account on such Distribution Date or other date, as applicable.

                  "Available Information Event" means that the Underlying Securities Guarantor has suspended its Exchange Act reporting at a time when the Exchange Act reporting requirements applicable to the Trust have not been suspended or terminated.

                  "Benefit Plan Investor" means (a) an employee benefit plan (as defined in Section 3(3) of ERISA) whether or not it is subject to the provisions of Title I of ERISA, (b) a plan described in Section 4975(e)(1) of the Code, or
(c) any entity whose underlying assets include plan assets by reason of a plan's investment in the entity.

                  "Business Day" means any day other than (i) a Saturday, a Sunday or a day on which banking institutions in the City of New York are authorized or obligated by law or executive order to be closed for business, or
(ii) a day that is not a business day for purposes of the Underlying Securities.

                  "Call Date" has the meaning specified in the Call Option Agreements.

                  "Call Notice" has the meaning specified in the Call Option Certificates.

                  "Call Option Agreement" means each of the Class A-1 Call Option Agreement and the Class B-1 Call Option Agreement.

                  "Call Option Certificates" means the physical certificates evidencing the Call Options, substantially in the forms attached as exhibits to the Call Option Agreements.

                  "Call Options" means the call options with respect to the Class A-1 Certificates and the Class B-1 Certificates granted to the Depositor by UBS Securities LLC under the Call Option Agreements.

                  "Call Price" has the meaning specified in each Call Option Agreement.

                  "Called Certificates" has the meaning set forth in Section 2.15(c).

                  "Certificates" has the meaning specified in the preamble to this Agreement.

                  "Certificate Notional Amount" means, initially, with respect to the Class B-1 Certificates and each Certificate of such Class, the amount identified as the initial Certificate Notional Amount with respect to such Class (in Section 3.1(b)) or Certificate, as applicable, and thereafter, such initial amount as reduced by the aggregate of all amounts allocable to principal previously distributed to Class A-1 Certificateholders, and as increased pursuant to Section 2.14, if applicable.

                  "Certificate Owner" means any Person who is the beneficial owner of an interest in any Certificate.

                  "Certificate Principal Balance" means, initially, with respect to the Class A-1 Certificates and each Certificate of such Class, the amount identified as the initial Certificate Principal Balance with respect to such Class (in Section 3.1(b)) or Certificate, as applicable, and, thereafter, such initial amount as reduced by the aggregate of all amounts allocable to principal previously distributed to Class A-1 Certificateholders, and as increased pursuant to Section 2.14, if applicable.

                  "Certificate Register" and "Certificate Registrar" have the respective meanings specified in Section 3.4.

                  "Certificateholder" means each Person in whose name a Certificate is registered on the Certificate Register.

                  "Class" means Certificates having the same terms and conditions and the same relative rights and interests.

                  "Class A-1 Call Option Agreement" means the agreement among the Depositor, UBS Securities LLC and the Option Agent dated as of March 8, 2004, pursuant to which the Class A-1 Options are issued.

                  "Class A-1 Certificates" has the meaning specified in the preamble to this Agreement.

                  "Class A-1 Option" has the meaning specified in the Class A-1 Call Option Agreement.

                  "Class B-1 Call Option Agreement" means the agreement among the Depositor, UBS Securities LLC and the Option Agent dated as of March 8, 2004, pursuant to which the Class B-1 Options are issued.

                  "Class B-1 Certificates" has the meaning specified in the preamble to this Agreement.

                  "Class B-1 Option" has the meaning specified in the Class B-1 Call Option Agreement.

                  "Clearing Agency" means an organization registered as a "clearing agency" pursuant to Section 17A of the Exchange Act.

                  "Closing Date" means March 8, 2004.

                  "Code" means the Internal Revenue Code of 1986, as amended.

                  "Collection Account" means the collection account established pursuant to Section 6.1.

                  "Commission" means the Securities and Exchange Commission.

                  "Corporate Trust Office" means the principal office of the Trustee at which at any particular time its corporate trust business shall be administered, which office is initially located at U.S. Bank Trust National Association, 100 Wall Street, Suite 1600, New York, NY 10005, or the principal corporate trust office of any successor Trustee as designated by such successor Trustee by notice to the Certificateholders and each Rating Agency, or, in either case, such other office as the Trustee may designate from time to time by notice to the Certificateholders and each Rating Agency.

                  "Depositor" means Corporate Asset Backed Corporation, a Delaware corporation, and any permitted successor or assignee.

                  "Depositor Order" means a written order signed by an authorized officer of the Depositor.

                  "Distribution Date" means each February 15 and August 15 (or if any of those dates is not a Business Day, the next succeeding Business Day) commencing August 15, 2004, and ending on the earlier of the Final Distribution Date and the date on which the Trust is terminated under this Agreement.

                  "DTC" means The Depository Trust Company and any successor.

                  "Eligible Trust Account" means a segregated account with (a) the corporate trust department of the Trustee or (b) a trust company or corporation with trust powers organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution shall have a credit rating from each Rating Agency in one of its four highest rating categories, and in the case of each of clauses
(a) and (b) that is identified and held separate and apart from the general assets of the Trustee, and that contains only property held by the Trustee as fiduciary.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Executive Officer" means, with respect to any corporation, the Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, President, any Vice President, the Secretary or the Treasurer of such corporation and, with respect to any partnership, any general partner thereof.

                  "Final Distribution Date" means February 15, 2034.

                  "Grant" means to sell, convey, assign, transfer, create, grant a lien upon and a security interest in and right to set-off against, deposit, set over and confirm to the Trustee pursuant to this Agreement, and the terms "Granted" and "Granting" have meanings correlative to the foregoing. A Grant of any Underlying Securities or of any instrument shall include all rights, powers and options (but none of the obligations) of the Granting party thereunder, including the immediate and continuing right to claim for, collect, receive and give receipt for principal, premium, if any, and interest payments in respect of such Underlying Securities and all other moneys payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, and generally to do and receive anything that the Granting party was entitled to do or receive thereunder or with respect thereto prior to the Grant.

                  "Initial Purchaser" means UBS Securities LLC, in its capacity as initial purchaser of the Class B-1 Certificates under the Purchase Agreement.

                  "Investment Company Act" means the Investment Company Act of 1940, as amended.

                  "Moody's" means Moody's Investors Service, Inc., and any successor.

                  "Option Agent" means U.S. Bank Trust National Association, in its capacity as Option Agent under each Call Option and each Call Option Agreement, and any successor in such capacity as described in Section 2.1(b).

                  "Option Holder" means a holder of a Call Option.

                  "Opinion of Counsel" means one or more written opinions of counsel, who may be employees of or counsel to the Depositor or any of its Affiliates, and who shall be reasonably satisfactory to the Trustee, which opinion or opinions shall be addressed to the Trustee and shall be in form and substance reasonably satisfactory to the Trustee.

                  "Outstanding" means, as of any date of determination, all Certificates theretofore authenticated and delivered under this Agreement except:

                  (a) Certificates previously cancelled by the Certificate Registrar or delivered to the Certificate Registrar for cancellation;

                  (b) Certificates or portions thereof the payment for which money in the necessary amount has been theretofore irrevocably deposited with the Trustee in trust for the Certificateholders of such Certificates; and

                  (c) Certificates in exchange for or in lieu of which other Certificates have been authenticated and delivered pursuant to this Agreement, or the replacement Certificates thereof recovered by the Trustee pursuant to Section 3.5(b) when a Protected Purchaser presents proof satisfactory to the Trustee that it holds the original Certificates and is a Protected Purchaser;

provided that in determining whether the Certificateholders have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Certificates owned by or pledged to the Depositor, the Trustee in its individual capacity, or any Affiliate of either of the foregoing Persons shall be disregarded and for purposes of determining the requisite Certificate Principal Balance of Certificates shall be deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Certificates that the Trustee actually knows to be so owned shall be so disregarded. In order to give effect to the foregoing provision, the Depositor shall promptly give or cause to be given written notice to the Trustee of any Certificates to its knowledge owned by or pledged to the Depositor or any Affiliate, and shall refrain (and use commercially reasonable efforts to cause its Affiliates to refrain) from giving any such request, demand, authorization, direction, notice, consent or waiver.

                  "Paying Agent" has the meaning specified in Section 6.4.

                  "Person" means any individual, corporation, estate, limited liability company, partnership, joint venture, association, joint stock company, trust (including any trust beneficiary), unincorporated organization or government or any agency or political subdivision thereof.

                  "Placement Agency Agreement" means a placement agency agreement dated March 1, 2004, between UBS Securities LLC and the Depositor in terms of which UBS Securities LLC agrees to act as placement agent for the Depositor in the sale of the Call Options on a "best efforts" basis.

                  "Placement Agent" means UBS Securities LLC, in its capacity as Placement Agent under the Placement Agency Agreement.

                  "Proceeding" means any suit in equity, action at law or other judicial or administrative proceeding.

                  "Protected Purchaser" has the meaning specified in the Uniform Commercial Code as in effect in the State of New York.

                  "Purchase Agreement" means the purchase agreement dated March 1, 2004, between the Initial Purchaser and the Depositor in terms of which the Initial Purchaser agrees to purchase from the Depositor, and the Depositor agrees to sell to the Initial Purchaser, the Class B-1 Certificates.

                  "QIB" has the meaning specified in Section 3.12(e).

                  "Rating Agency" means each of Moody's and Standard & Poor's.

                  "Rating Agency Condition" means with respect to any specified action, that each Rating Agency shall have been given 10 days' prior notice of such action and that such Rating Agency shall have notified the Trustee in writing that such action will not result in a reduction or withdrawal of the then-current rating of any Class of the Certificates.

                  "Record Date" means, with respect to each Distribution Date, the 15th calendar day prior to such Distribution Date, whether or not a Business Day.

                  "Responsible Officer" means, with respect to the Trustee, any officer within the Corporate Trust Office of the Trustee, including any Senior Vice President, Vice President, Assistant Vice President, Secretary, Assistant Secretary or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

                  "Retained Interest" means, (a) with respect to the Underlying Securities Granted to the Trustee on the Closing Date, the interest accrued on such Underlying Securities from and including February 20, 2004, to but excluding the Closing Date, and (b) with respect to additional Underlying Securities Granted to the Trustee pursuant to the provisions of Section 2.14 on any other date, interest accrued from and including the later of (x) February 20, 2004, and (y) the immediately preceding Underlying Securities Payment Date, to but excluding the date of the Grant of such additional Underlying Securities.

                  "Rule 144A" has the meaning specified in Section 3.12(e).

                  "SEC Reporting Failure" " means that (i) an Available Information Event has occurred, and either (x) the suspension of Exchange Act reporting by the Underlying Securities Guarantor continues for a period of at least one year, or (y) the Underlying Securities Guarantor announces or takes measures that demonstrate, in connection with such suspension or at any time thereafter, that it will no longer be a reporting company under the Exchange Act; (ii) the Class A-1 Certificates have been be removed from the DTC book-entry system; (iii) definitive certificates representing the Class A-1 Certificates have been issued to the beneficial owners of the Class A-1 Certificates; and (iv) the Underlying Securities Guarantor has not resumed filing Exchange Act reports within 60 days of such distribution.

                  "Securities Account" means the securities account established pursuant to Section 2.17.

                  "Securities Intermediary" means U.S. Bank Trust National Association, maintaining the Securities Account in its capacity as securities intermediary within the meaning of Section 8-102 of the UCC, and any qualified successor.

                  "Standard & Poor's" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and any successor.

                  "Termination Date" has the meaning set forth in Section 8.1.

                  "TIA" means the Trust Indenture Act of 1939, as amended.

                  "Treasury Regulations" means regulations, including proposed or temporary regulations, promulgated under the Code. References herein to specific provisions of proposed or temporary regulations shall include analogous provisions of final Treasury Regulations or other successor Treasury Regulations.

                  "Trust" means the trust created pursuant to this Agreement.

                  "Trust Assets" means the Underlying Securities, any proceeds thereof, the Collection Account, and any other assets of the Trust from time to time.

                  "Trustee" means the Trustee specified in this Agreement and any successor qualifying under Section 7.14.

                  "UCC" means the Uniform Commercial Code as in effect from time to time in the State of New York.

                  "Underlying Securities" has the meaning set forth in Section
2.1 and includes any additional Underlying Securities Granted to the Trustee pursuant to the provisions of Section 2.14.

                  "Underlying Securities Event of Default" means the occurrence of an event of default under the Underlying Securities Trust Agreement, and the failure of the Underlying Securities Issuer to pay the Whole Amount Due after demand by the Trustee made pursuant to Section 7.16(a) or otherwise to cure such default in accordance with the provisions of the Underlying Securities Trust Agreement.

                  "Underlying Securities Guarantor" means The Goldman Sachs Group, Inc.

                   "Underlying Securities Issuer" means the issuer of the Underlying Securities and any successor provided for in the Underlying Securities Trust Agreement.

                  "Underlying Securities Payment Date" means each February 15 and August 15 commencing August 15, 2004, and any other date on which Underlying Securities are redeemed or repurchased, prepaid or liquidated in whole or in part or on which any unscheduled payment is made on the Underlying Securities.

                  "Underlying Securities Trust Agreement" means the Trust Agreement dated February 20, 2004, among the Underlying Securities Guarantor and the Underlying Securities Trustee.

                  "Underlying Securities Trustee" means The Bank of New York (Delaware).

                  "Underwriter" means UBS Securities LLC in its capacity as Underwriter under the Underwriting Agreement.

                  "Underwriting Agreement" means the underwriting agreement between the Depositor and the Underwriter, dated March 1, 2004 pursuant to which the Underwriter agree to purchase from the Depositor, and the Depositor agrees to sell to the Underwriter, the Class A-1 Certificates.

                  "Voting Rights" means the voting rights attaching to each Class of Certificates, as specified in Article IX of this Agreement.

                  "Whole Amount Due" has the meaning assigned to such term in
Section 7.16(a) hereof.

                  Section 1.2. Other Definitional Provisions.

                  All references in this Agreement to Articles, Sections, subsections and Exhibits are to Articles, Sections, subsections and Exhibits to this Agreement unless otherwise specified. All terms defined in this Agreement shall have the defined meanings when used in any certificate, notice, Call Option, Certificate or other document made or delivered pursuant hereto, unless otherwise defined therein. Whenever used in this Agreement, except as otherwise expressly provided or unless the context otherwise requires, any noun or pronoun shall be deemed to include the plural as well as the singular and to cover both genders.

                  Section 1.3. Incorporation by Reference of Trust Indenture
Act.

                  Whenever this Agreement refers to a provision of the TIA, such provision is incorporated by reference in and made a part of this Agreement. The following TIA terms used in this Agreement have the following meanings:

                  "indenture securities" means the Certificates.

                  "obligor" on the Certificates means the Trustee on behalf of the Trust and, to the extent specified in this Agreement, the Depositor.

                  All other TIA terms used in this Agreement that are defined by the TIA, including by reference to another statute, or defined by a Commission rule have the respective meanings assigned to them by such definitions.

                                   ARTICLE II

                                  ORGANIZATION

                  Section 2.1. Creation of Trust; Trust Assets and Obligations.

                  (a) A Trust is hereby created under the laws of the State of New York for the benefit of the Certificateholders. The assets of the Trust shall consist of:

                           (i) the securities described in Exhibit A, exclusive of the Retained Interest, which are being Granted, transferred and sold to the Trustee by the Depositor simultaneously with the execution of this Agreement, and any additional Underlying Securities Granted to the Trustee pursuant to Section 2.14 (in which event Exhibit A shall be amended to reflect the amount and date of such Grant), and

                           (ii) all right, title and interest in and to distributions on the securities described in Exhibit A after the date of this Agreement, exclusive of the Retained Interest, including any distributions on any additional Underlying Securities Granted to the Trustee pursuant to Section 2.14.

                  The securities described in Exhibit A, exclusive of the Retained Interest, as amended after the Closing Date to reflect any subsequent Grant of additional Underlying Securities, are referred to in this Agreement as the "Underlying Securities". The Trustee shall hold the assets of the Trust for the benefit of the Certificateholders, subject to the obligations of the Trust, if any.

                  (b) The parties acknowledge that UBS Securities LLC, as the initial purchaser, and then sole holder, of the Certificates, has granted the Call Options to the Depositor under the Call Option Agreements, and the Depositor intends to sell the Call Options, through UBS Securities LLC as Placement Agent under the Placement Agency Agreement, to one or more third party investors. By its purchase of a Certificate, (i) each Certificateholder agrees to assume the obligation to perform the related Call Option on the terms and conditions contained in the applicable Call Option Agreement, permitting the Option Holder or its assignee to purchase such Certificate at the Call Price and at the times specified in such Call Option Agreement and (ii) each Certificateholder that purchases a Class A-1 Certificate directly from the Underwriter, in the case of the Class A-1 Certificates, or the Initial Purchaser, in the case of the Class B-1 Certificates, agrees to make the "integration election" set forth in Section 2.12 below. By its purchase of a Certificate, each Certificateholder further agrees (x) to appoint U.S. Bank Trust National Association as its agent ("Option Agent") to act on its behalf with respect to the related Call Option under this Agreement and the applicable Call Option Agreement, and (y) that upon any transfer of a Certificate, the transferor of the Certificate shall be released from its obligation to perform the related Call Option, and the transferor's appointment of U.S. Bank Trust National Association as its agent with respect thereto shall thereupon terminate. Under the terms of the Call Options, each single Call Option relating to $25.00 in Certificate Principal Balance of Class A-1 Certificates or $25.00 in Certificate Notional Amount of Class B-1 Certificates, respectively, may be assigned by the holder thereof in whole but not in part by transfer in accordance with the terms thereof to any person other than to the Depositor. The Call Options are not obligations of or securities issued by the Trust, and are enforceable by each Option Holder against the Certificateholders and the Option Agent to the extent set forth in the Call Option Agreements; provided, however, that each Certificateholder agrees, by accepting a Certificate, that following an exercise of a Call Option in compliance with the Call Option Agreement, the Trustee shall treat the Option Holder as the Certificateholder thereof, and distribute the Underlying Securities to the Option Holder, as provided in
Section 2.15 hereof.

                  (c) The Depositor, concurrently with the execution and delivery hereof, does hereby Grant to the Trustee, on behalf and for the benefit of the Certificateholders and without recourse, all the right, title and interest of the Depositor in, to and under the Underlying Securities, now existing or hereafter acquired and all other assets included or to be included in the Trust for the benefit of the Certificateholders. The Grant will include all interest, premium (if any) and principal received by or on behalf of the Depositor of, on or with respect to any Underlying Securities due after the Closing Date, exclusive of the Retained Interest, which has not been Granted to the Trustee.

                  (d) In connection with the Grant referred to in the preceding paragraph, on the Closing Date, the Depositor shall deliver the Underlying Securities to the Trustee through the facilities of DTC, and the Trustee shall accept delivery of the Underlying Securities and shall credit the Underlying Securities to a trust account of the Trustee, or its authorized agent.

                  (e) The Grant of such Underlying Securities by the Depositor accomplished hereby is absolute and is intended by the parties hereto as a sale.

                  Section 2.2. Name of Trust.

                  The name of the Trust is CABCO Series 2004-1 Trust (Goldman Sachs Capital I).

                  Section 2.3. Business of Trust.

                  Subject to Section 2.5, the Trustee may conduct the business of the Trust, make and execute contracts and other instruments on behalf of the Trust and sue and be sued on behalf of the Trust or in the name of the Trust, subject to the terms of this Agreement. In order to effectuate the purpose of the Trust, on the Closing Date the Trustee shall, on behalf of the Trust, (a) acquire from the Depositor the Underlying Securities for the benefit of the Certificateholders; (b) issue the Certificates to or upon the order of the Depositor for sale pursuant to the Underwriting Agreement (in the case of the Class A-1 Certificates) or pursuant to the Purchase Agreement (in the case of the Class B-1 Certificates); and (c) enter into such other agreements, execute such other documents and take such other actions as the Depositor may direct in conjunction with the issuance of the Certificates.

                  Section 2.4. Trust Office.

                  The office of the Trust shall be in care of the Trustee at the Corporate Trust Office, or at such other address as the Trustee may designate by written notice to the Certificateholders, the Rating Agencies and the Depositor. All Certificates may be surrendered for registration of transfer or exchange at the Corporate Trust Office as provided in Section 3.4 and all notices and demands to or upon the Trustee in respect of the Certificates and this Agreement may be served on the Trustee at the Corporate Trust Office. The Trustee shall give prompt written notice to the Depositor, the Rating Agencies and to the Certificateholders of any change in the location of the Certificate Register or any such office or agency.

                  Section 2.5. Purposes and Powers.

                  The purpose of the Trust is to engage in the following activities:

                  (a) to acquire from the Depositor, and thereafter to hold, the Underlying Securities;

                  (b)      to issue the Certificates;

                  (c) to distribute to the Certificateholders as provided in Articles VI and VIII hereof amounts, if any, received by the Trust on, or in respect of, the Underlying Securities;

                  (d) to distribute to the Certificateholders the proceeds of the exercise of Call Options by the Option Holders and to distribute to the Option Holders any Underlying Securities for which the Called Certificates are exchanged; and

                  (e) to engage in those limited activities, upon appropriate direction of the Depositor, including entering into agreements that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith, provided that they are not inconsistent with the intended classification of the Trust as a grantor trust for federal income tax purposes.

                  The Trust is hereby authorized to engage in the foregoing activities. The Trust shall not (a) engage in any activity not required by the terms of this Agreement, or (b) issue or sell any certificates or other obligations other than the Certificates and additional Certificates issued pursuant to Section 2.14, or incur, assume or guaranty any indebtedness. After the Closing Date, and subject to Sections 5.2 and 5.3 below, the Trust shall not purchase or otherwise acquire any assets except as provided by Section 2.14, or, subject to Section 7.15 and, in the case of an Underlying Securities Event of Default, Section 7.16, agree to any modification of the terms of the Underlying Securities. The Trust shall not take any action that is inconsistent with its intended classification as a grantor trust for federal income tax purposes.

                  Section 2.6. Appointment of Trustee.

                  The Depositor hereby appoints the Trustee as trustee of the Trust effective as of the date hereof, to have all the rights, powers and duties set forth herein.

                  Section 2.7. Declaration of Trust.

                  The Trustee hereby declares that it shall hold the Trust Assets in trust upon and subject to the conditions set forth in this Agreement for the use and benefit of the Certificateholders, subject to the obligations of the Trust, if any. The Underlying Securities and their proceeds shall be held in a segregated account of the Trustee that is identified and held separate and apart from the general assets of the Trustee and that contains only property held by the Trustee as fiduciary.

                  Section 2.8. Liability of Certificateholders.

                  No Certificateholder shall have any personal liability for any liability or obligation of the Trust.

                  Section 2.9. Title to Trust Property.

                  Legal title to the Trust Assets shall be vested at all times in the Trustee.

                  Section 2.10. Situs of Trust.

                  The Trust shall be located and administered in the State of New York. All bank accounts maintained by the Trustee on behalf of the Trust shall be located in and governed by the laws of the State of New York. The Trust shall have no employees; provided, however, that nothing herein shall restrict or prohibit the Trustee from having employees within or without the State of New York. The principal office of the Trust shall be the Corporate Trust Office in New York.

                  Section 2.11. Representations and Warranties of Depositor.

                  The Depositor hereby represents and warrants to the Trustee that:

                  (a) The Depositor has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority to own its properties and to conduct its business as such properties are presently owned and such business is presently conducted.

                  (b) The Depositor has obtained all necessary licenses and approvals in all jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where failure to obtain such qualification would have no material adverse effect on the Depositor's ability to perform its obligations hereunder.

                  (c) The Depositor has the power and authority to execute and deliver this Agreement and to carry out its terms; and the execution, delivery and performance of this Agreement have been duly authorized by the Depositor by all necessary corporate action. This Agreement, upon its execution and delivery by the Depositor and assuming due authorization, execution and delivery by the Trustee and Option Agent, will constitute a valid, legal and binding obligation of the Depositor, enforceable against it in accordance with the terms hereof, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws relating to or affecting the rights of creditors generally, and by general equity principles (regardless of whether such enforcement is considered a proceeding in equity or at law).

                  (d) The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms of this Agreement do not conflict with, result in any breach of any of the terms and provisions of or constitute (with or without notice or lapse of time) a default under, the certificate of incorporation or by-laws of the Depositor, or any indenture, trust agreement or agreement or other instrument to which the Depositor is a party or by which it is bound, or result in the creation or imposition of any lien upon any of its properties pursuant to the terms of any such indenture or trust agreement, other agreement or other instrument (other than pursuant to this Agreement), or violate any law or, to the best of the Depositor's knowledge, any order, rule or regulation applicable to the Depositor of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Depositor or any of its properties.

                  The Depositor hereby represents and warrants to the Trustee with respect to the Granted Underlying Securities that:

                           (i) The Depositor is duly authorized to deliver the Underlying Securities to the Trustee;

                           (ii) The Underlying Securities so delivered are genuine;

                           (iii) At the time of delivery of the Underlying Securities, the Depositor owns such Underlying Securities, has the right to transfer such Underlying Securities and such Underlying Securities are free and clear of any lien, pledge, encumbrance, right, charge, claim or other security interest; and

                           (iv) Such delivery is irrevocable and free of any continuing claim by the Depositor.

                  To the Depositor's knowledge, the information set forth on Exhibit A attached hereto is true and correct in all material respects as of the date hereof.

                  The representations and warranties of the Depositor set forth in this Section 2.11 shall survive delivery of the Granted Underlying Securities to the Trustee and shall inure to the benefit of the Trustee for the benefit of the Certificateholders.

                  Section 2.12. Tax Treatment.

                  The Depositor and the Trustee, by entering into this Agreement, and each Certificateholder and Certificate Owner, by acquiring a Certificate or interest therein, (a) express their intention that the Trust (i) be classified as a "grantor trust" under Subpart E, Part I of Subchapter J of the Code and corresponding provisions of applicable state and local tax laws and not an association taxable as a corporation for federal income tax purposes and
(ii) shall constitute a fixed investment trust for federal income tax purposes under Treasury Regulation Section 301.7701-4, and (b) unless otherwise required by appropriate taxing authorities, agree to treat the Certificates as representing undivided beneficial ownership interests in the assets of the Trust, subject to the obligations of the Trust (if any), for the purposes of federal income taxes, state and local income and franchise taxes and any other taxes imposed upon, measured by, or based upon gross or net income. Each initial Certificateholder and Certificate Owner, unless it owns Class B-1 Certificates and all of the Class B-1 Options, also agrees to elect and the Trustee in filing the federal income information tax returns of the Trust agrees, except as otherwise required under the Code or the Treasury Regulations, to treat its pro rata portion of the Underlying Securities and the Call Options as integrated, and the combined payments as payments on a single synthetic debt instrument in accordance with Treasury Regulation Section 1.1275-6. Further, the provisions of this Agreement shall be interpreted to further this intention of the parties.

                  Section 2.13. Retained Interest.

                  On the first Distribution Date after the Closing Date, the Trust shall pay to the Depositor the Retained Interest on the securities identified in Exhibit A, the right to payment of which is retained by the Depositor and is not deposited in the Trust. On the first Distribution Date after the Grant to the Trust of any Additional Underlying Securities, the Trust shall pay to the Depositor the Retained Interest on such Additional Underlying Securities, the right to payment of which shall be retained by the Depositor and not deposited in the Trust.

                  Section 2.14. Additional Underlying Securities and
Certificates.

                  The Depositor may transfer and sell to the Trust after the Closing Date, securities of the issue described in Exhibit A, to be held as additional Underlying Securities in connection with the issuance of additional Certificates under this Section 2.14, upon at least three (3) Business Days' written notice to the Trustee, and subject to (a) satisfaction of the Rating Agency Condition and (b) delivery of an Opinion of Counsel to the effect that the sale of such additional Underlying Securities and the issuance of additional Certificates as provided in this Section 2.14 would not adversely affect the intended classification of the Trust as a grantor trust for federal income tax purposes. Such transfer, sale and issuance shall be evidenced by a cross-receipt between the Depositor and the Trustee. Upon such transfer and sale to the Trust,
(a) the Trustee shall
authenticate and deliver to the Depositor, or its order, (i) Class A-1 Certificates and (ii) Class B-1 Certificates in the same relative proportions as the Class A-1 Certificates and the Class B-1 Certificates issued on the Closing Date, and with an aggregate initial Certificate Principal Balance and Certificate Notional Amount, respectively, equal to the aggregate principal amount of such additional Underlying Securities, provided that the aggregate Certificate Principal Balance of additional Class A-1 Certificates and the aggregate Certificate Notional Amount of Class B-1 Certificates shall in each case be greater than or equal to $6,250,000, (b) UBS Securities LLC, as the initial purchaser from the Depositor, and then sole holder, of the Certificates shall grant a Call Option in respect of each Certificate to the Depositor, and the Option Agent shall execute and deliver to the Depositor, and the Trustee shall acknowledge, such Call Options on such additional Certificates, and (c) the Depositor shall use reasonable commercial endeavors (directly or through UBS Securities LLC), immediately after the grant of such Call Options, to sell such Call Options to the same entities that then hold the Call Options on the existing Certificates, and in the same proportions as those entities hold the existing Call Options, or to any other persons that are designated by those entities, or the Depositor shall ensure that the issuance of the additional Certificates and the related Call Options shall not affect the right of the holders of the existing Call Options to exercise their Call Options at any time. Each condition to be satisfied with respect to a sale of Underlying Securities on the Closing Date shall be satisfied with respect to a sale of additional Underlying Securities on the date of sale thereof, each representation and warranty set forth in this Agreement to be made on the Closing Date shall be deemed made (with respect to such additional Underlying Securities, if applicable) on such date of sale, and from and after such date of sale, all additional Underlying Securities held by the Trustee shall be held on the same terms and conditions as the Underlying Securities Granted on the Closing Date. Any such additional Class A-1 Certificates and Class B-1 Certificates authenticated and delivered shall have the same terms and rank pari passu with Certificates of the corresponding Classes of Certificates previously issued in accordance with this Agreement, and any such additional Call Options shall have the same terms as the Call Options previously granted in accordance with the Call Option Agreements.

                  Section 2.15. Call Options, Exercise of Call Options and Exchange of Certificates for Underlying Securities.

                  (a) Concurrently with the execution of this Agreement, U.S. Bank Trust National Association, as Option Agent, shall execute the Call Option Agreements and the Call Options, dated as of the date hereof, initially evidencing all of the Call Options.

                  (b) Pursuant to the Call Option Agreements, the Option Agent must notify the Trustee immediately upon its receipt of a Call Notice. If the number of Class A-1 Certificates or Class B-1 Certificates, respectively, specified in such Call Notice is less than the outstanding number of Class A-1 Certificates or Class B-1 Certificates, respectively, the Trustee shall select the Class A-1 Certificates or Class B-1 Certificates, respectively, to be purchased under the Call Options as follows: the Class A-1 Certificates or Class B-1 Certificates, respectively, selected by the Trustee shall be a pro rata portion of the Class A-1 Certificates or Class B-1 Certificates, respectively, held by each Certificateholder, provided that purchases of a fraction of a single Class A-1 Certificate or a single Class B-1 Certificate shall not be made and the Trustee shall round up or down the number of Certificates to be purchased from each Class A-1 Certificateholder or Class B-1 Certificateholder to avoid such fractional purchases.

                  (c) Unless the Call Options are exercised in connection with a tender offer, upon a Call Date with respect to the exercise of Call Options, upon notification to the Trustee by the Option Agent of the receipt of the Call Price by the Option Agent and the satisfaction of the conditions specified in the Call Option Agreements, the Class A-1 Certificates and the Class B-1 Certificates acquired pursuant to the exercise of the Call Options (in each case, such Class A-1 Certificates and Class B-1 Certificates the "Called Certificates") shall simultaneously with the delivery thereof to the Person exercising such Call Options automatically be exchanged by the Trustee for Underlying Securities having an aggregate principal amount equal to the aggregate Certificate Principal Balance of such Class A-1 Certificates. Such delivery and exchange shall be deemed to have occurred upon the Call Date unless the Call Price in respect of all the Called Certificates has not been paid by the Option Holder to the Option Agent. The parties acknowledge that, pursuant to the Call Option Agreements, the Call Notice shall automatically expire (i) if the Call Option is being exercised other than in connection with a tender offer, and the Option Holder has not paid the Call Price to the Option Agent by 10:00 a.m. (New York City time) on the Call Date, or (ii) in the case of a tender offer, if the Trustee has not received payment of the Call Price from the Underlying Securities Issuer or other purchaser by 10:00 a.m. (New York City time) on the later of (A) the date specified for settlement in the Call Notice, or (B) the earlier to occur of the date immediately following the date on which the tender offer is consummated or the date on which it expired unconsummated, and that, in such event, none of the Option Holder, the Option Agent or the Trustee shall have any obligation with respect to the Call Notice, and the expiration of a Call Notice shall in no way affect the Option Holder's right to deliver a Call Notice at a later date.

                  (d) The Called Certificates shall be cancelled by the Certificate Registrar, shall be deemed no longer to be Outstanding and shall cease accruing interest immediately after the exchange described in Section 2.15(c), whether or not presented or surrendered by the applicable Certificateholders to the Certificate Registrar for cancellation in accordance with the provisions of Section 3.4(d), and without the requirement of any further action by the holders thereof.

                  (e) Unless the Call Options are exercised in connection with a tender offer, following payment of the Call Price, the Option Agent shall remit the Call Price to the Trustee, and subject to the following sentence, the Trustee shall distribute the Call Price to Certificateholders of Called Certificates. However, Certificateholders holding Called Certificates in definitive physical form (other than DTC) shall not be entitled to be paid the Call Price for such Called Certificates until such Called Certificates have been presented and surrendered to the Trustee. If any Certificateholder shall not surrender its Call Certificates that are in definitive physical form for cancellation within six months after the Call Date, the Trustee shall give a second written notice to such remaining Certificateholders to surrender their Called Certificates that are in definitive physical form for cancellation and receive the final distribution with respect thereto. If within one year after the second notice any of the Called Certificates that are in definitive physical form shall not have been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the applicable Certificateholders concerning surrender of their Called Certificates that are in definitive physical form, and the cost thereof shall be paid out of the Call Price in respect of such Called Certificates.

                  (f) Each Certificateholder, by its acceptance of such Certificate, (i) irrevocably appoints and authorizes the Option Agent to carry out as attorney-in-fact of such Certificateholder the actions provided by this Agreement or the Call Option Agreements to be carried out by such

Certificateholder or by the Option Agent as such attorney-in-fact, (ii) agrees to assume and be bound by the terms and provisions of the related Call Option and covenants and agrees to perform its obligations under such Call Option, and
(iii) consents to the provisions of the Call Option Agreements.

                  (g) Upon any transfer of a Certificate, the transferee shall assume and be bound by the terms of the related Call Option and the Call Option Agreements (without the requirement of any further action on the part of such transferee), and the transferor shall be released from its obligations under the related Call Option and such agreement, and the transferor's appointment of U.S. Bank Trust National Association as its Option Agent with respect thereto shall thereupon terminate (in each case without the requirement of any further action on the part of such transferor).

                  (h) This Section 2.15 shall not provide the Option Holder with a lien against, an interest in or a right to specific performance with respect to the Underlying Securities; provided that satisfaction of the conditions set forth in Section 2.15(c) shall entitle the Certificateholders or the Option Holders, as applicable, to a distribution of the Underlying Securities.

                  (i) The rights of the Certificateholders under this Agreement and the Certificates are subject to the terms, provisions and conditions of this Agreement, the Call Option Agreements and the Call Options.

                  (j)      (i)      If the Trustee receives any announcement or
proposal of an amendment to the Underlying Securities Indenture or the Underlying Securities or a notice of redemption of, tender offer for or other unscheduled repayment on or repurchase of some or all of the Underlying Securities, the Trustee shall within two Business Days notify the Option Agent and send to the Option Agent copies of all materials received by the Trustee in connection therewith. If in connection with a tender offer for the Underlying Securities the Trustee receives a Call Notice from any Option Holder, no later than seven Business Days prior to the expiration of the tender offer acceptance period, that such Option Holder desires to exercise Call Options in connection with the consummation of any such tender offer, then the Trustee shall tender, in compliance with the tender offer requirements, a principal amount of Underlying Securities equal to the amount of Certificates subject to such Call Options; provided, that the Trustee shall not so tender unless the tender offer price shall equal or exceed the applicable Call Price.

                           (ii)     The Call Date for any exercise of Call
Options in connection with a tender offer shall be deemed to be the Business Day on which such Underlying Securities are accepted for payment and paid for, if such payment occurs on or before 1:00 p.m., and the following Business Day if such payment occurs after 1:00 p.m.

                           (iii)    On the Call Date, the Call Price shall be
deducted from the tender offer proceeds and paid to Certificateholders by the Trustee on behalf of the Option Agent, and the excess of the tender offer proceeds over the Call Price shall be paid to the exercising Option Holders pro rata in respect to their proportionate exercises of Call Options.

                           (iv)     If fewer than all tendered Underlying
Securities are accepted for payment and paid for, (A) the number of Call Options exercised shall be reduced so that the Certificate Principal Balance and Certificate Notional Amount of the applicable called Class A-1 and Class B-1 Certificates, respectively, corresponds to the principal amount of Underlying Securities accepted for payment and paid for; (B) each Option Holder's exercise shall be reduced by its share (proportionate to the amount specified in its Call Notice) of the principal amount of Underlying Securities not accepted for payment and paid for, (C) the Call Price shall be determined after giving effect to the reductions specified in clauses (A) and (B); (D) the Call Options not exercised shall remain outstanding; and (E) the excess of the tender offer proceeds over the Call Price shall be allocated in proportion to the number of Call Options deemed exercised as set forth in clause (A) above.

                           (v)      If (A) the tender offer is terminated by the
Underlying Securities Issuer or any other tender offeror without consummation thereof, if (B) all tenders by the Trust of Underlying Securities are otherwise rejected or if (C) the Trustee shall not have received payment of the tender price from the Underlying Securities Issuer or other purchaser of the Underlying Securities in immediately available funds by 10:00 a.m. on the later of (x) the date specified for settlement in the Call Notice, or (y) the earlier to occur of the date immediately following the date on which the tender offer is consummated or the date on which it expires unconsummated, then (1) the Call Notices will be of no further force and effect, and (2) any Call Options for which Call Notices were given will be deemed not exercised and will remain outstanding.

                           (vi)     The parties acknowledge that under the Call
Option Agreements, if Underlying Securities are redeemed in part by the Underlying Securities Issuer and the Option Holders do not exercise Class A-1 Options and Class B-1 Options with respect to all the Underlying Securities redeemed in such partial redemption, the number of Class A-1 Options and Class B-1 Options held by each Option Holder shall be reduced proportionately so that the aggregate amount of Certificates callable by the exercise of Call Options shall equal the amount of outstanding Certificates after giving effect to such partial redemption.

                  Section 2.16. Mergers.

                  The Trust shall not dissolve, liquidate, merge or consolidate with any other trust, corporation, company or entity or sell any of its assets, except as expressly provided herein, or acquire all or substantially all of the assets or capital stock or other ownership interest of any other corporation, company or entity.

                  Section 2.17. Grant of Security Interest.

                  (a) It is the express intent of the parties hereto that the conveyance of the Underlying Securities by the Depositor to the Trustee be, and be construed as, a sale of the Underlying Securities by the Depositor and not a pledge of the Underlying Securities by the Depositor to secure a debt or other obligation of the Depositor.

                  (b) In the event that, notwithstanding the aforementioned intent of the parties, any Underlying Securities are held to be property of the Depositor, then (i) it is the express intent of the parties that such conveyance be deemed a pledge of such Underlying Securities by the Depositor to the Trustee to secure a debt or other obligation of the Depositor and (ii)(A) this Agreement shall be deemed to be a security agreement within the meaning of Articles 8 and 9 of the UCC; (B) the conveyance provided for in Section 2.1(a) shall be deemed to be a Grant by the Depositor to the Trustee of a security interest in all the Depositor's right, title and interest in and to such Underlying Securities and all amounts payable to the holders of such Underlying Securities in accordance with the terms hereof and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property including all amounts from time to time held or invested in the Collection Account, whether in the form of cash, instruments, securities or other property; (C) the obligations secured by such security agreement shall be deemed to be all the Depositor's obligations under this Agreement including the obligation to provide to the Certificateholders the benefits of this Agreement relating to the Underlying Securities and the Trust; and (D) notifications to persons holding such property, and acknowledgements, receipts or confirmations from persons holding such property shall be deemed notifications to, acknowledgements, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Trustee for the purpose of perfecting such security interest under applicable law.

                  In such event, the Depositor will be deemed to have hereby Granted to the Trustee a security interest in the Underlying Securities and all other property described in (ii)(B) of the preceding paragraph, for the purpose of securing to the Trustee the performance by the Depositor of the obligations described in clause (ii)(C) of the preceding paragraph.

                  (c)      [Reserved].

                  (d) In connection with any such deemed grant of a security interest in the Underlying Securities (including additional Underlying Securities transferred to the Trustee pursuant to Section 2.14),

                           (i) the Depositor hereby represents and warrants as follows:

                                    (A)      In the event the Underlying
                  Securities are held to be property of the Depositor, then this Agreement creates a valid and continuing security interest (as defined in the UCC) in the Underlying Securities in favor of the Trustee, which security interest is prior to all other liens, and is enforceable as such as against creditors of, and purchasers from, the Depositor. Under the UCC as in effect on the date of this Agreement, if this Agreement were deemed to create a security interest, the procedures specified in this Agreement would be sufficient to maintain a first priority lien on the Underlying Securities for so long as the Underlying Securities remain outstanding;

                                    (B)      Immediately prior to the transfer
                  of the Underlying Securities to the Trust, Depositor owned and had good and marketable title to the Underlying Securities free and clear of any lien, claim or encumbrance of any Person;

                                    (C)      Depositor has not assigned,
                  pledged, sold, granted a security interest in or otherwise conveyed any interest in the Underlying Securities (or, if any such interest has been assigned, pledged or otherwise encumbered, it has been released). Depositor has not authorized the filing of and is not aware of any financing statements against Depositor that includes a description of the Underlying Securities. Depositor is not aware of any judgment or tax lien filings against Depositor;

                                    (D)      Depositor has not consented to the
                  compliance by the Securities Intermediary with entitlement orders of any Person other than the Trustee, as trustee of the Trust; and

                           (ii) the Trustee hereby represents and warrants as follows:

                                    (A)      It has taken all steps necessary to
                  cause the Securities Intermediary for the Securities Account to identify on its records that the Trustee, as the trustee for the Trust, is the Person having a security entitlement against the Securities Intermediary in the Securities Account;

                                    (B)      The Underlying Securities have been
                  credited to a trust account (the "Securities Account") of the Trustee, or its authorized agent, in accordance with Section
                  6.1. The Trustee, as Securities Intermediary for the Securities Account, has agreed to treat the Underlying Securities as "financial assets" within the meaning of the UCC; and

                                    (C)      The Securities Account is not in
                  the name of any Person other than the Trustee.

                                  ARTICLE III

                                THE CERTIFICATES

                  Section 3.1. The Certificates.

                  (a) The Certificates shall be issued in two Classes and shall have the terms set forth in this Agreement. The Certificates shall be issued in substantially the forms set forth in Exhibits C and D to this Agreement, respectively, with such changes as shall be approved by the Depositor and the Trustee, such approval to be manifested by the execution and authentication thereof by the Trustee. The Certificates shall evidence the entire undivided beneficial ownership of the assets of the Trust, subject to the liabilities of the Trust (if any), and amounts distributable in respect of the Certificates shall be payable solely from payments or property received by the Trustee on or in respect of the Underlying Securities, after satisfaction of such liabilities (if any).

                  (b) The Certificates shall consist of the Class A-1 Certificates and the Class B-1 Certificates, and, within each class, all Certificates will be pari passu in priority of payments and otherwise. The right of the holders of the Class B-1 Certificates to receive distributions allocable to interest will rank pari passu with the right of the Class A-1 Certificates to receive distributions allocable to interest, each of the Class A-1 Certificates shall be issued in denominations of $25.00 and integral multiples of $25.00 in excess thereof and each of the Class B-1 Certificates shall be issued with a Certificate Notional Amount of $25.00 and integral multiples of $25.00 in excess thereof. Purchases and redemptions of a fraction of a single Class A-1 Certificate or a single Class B-1 Certificate shall not be permitted.

                  The Class A-1 Certificates shall have an initial aggregate Certificate Principal Balance of $62,500,000. The Class B-1 Certificates shall have an initial aggregate Certificate Notional Amount of $62,500,000. Each of the Certificateholders of the Class A-1 Certificates shall be entitled to a distribution of principal (and any premium) on the Final Distribution Date (or any Underlying Securities Payment Date on which principal or premium is paid), to the extent of principal payments made on the Underlying Securities (including any premium) on such date.

                  (c) The holders of the Class A-1 Certificates shall be entitled to receive on each Distribution Date the interest, if any, received on the Underlying Securities, to the extent necessary to distribute interest at a pass-through rate of 6.00% per annum on the Outstanding Certificate Principal Balance of the Class A-1 Certificates. The holders of the Class B-1 Certificates shall be entitled to receive on each Distribution Date the interest, if any, received on the Underlying Securities, to the extent necessary to distribute interest at a pass-through rate of 0.345% per annum on the Outstanding Certificate Notional Amount of the Class B-1 Certificates.

                  (d) If the Underlying Securities Issuer defers the payment of interest on the Underlying Securities, interest on the Class A-1 and Class B-1 will continue to accrue during any such deferral period at a rate of 6.00% per annum on the Class A-1 Certificates and 0.345% per annum on the Class B-1 Certificates. Any additional interest paid by the Underlying Securities Issuer as a result of such delay or deferral will be distributed to the holders of the certificates pro rata based on the ratio of the amount of deferred interest distributions payable on the Class A-1 Certificates at the pass-through rate of 6.00% on their Certificate Principal Balances to the amount of deferred interest distributions payable on the Class B-1 Certificates at the pass-through rate of 0.345% on their Certificate Notional Amounts. For the avoidance of doubt, if the Underlying Securities Issuer pays interest on such deferred interest at the rate of 6.345% per annum, each class of certificates will likewise receive interest on such deferred interest at the rate of 6.345% per annum.

                  Section 3.2. Form of the Certificates.

                  (a) The Class A-1 Certificates shall initially be issued in one or more global Certificates in fully registered form, in the name of Cede & Co., nominee of DTC, substantially in the form set forth in Exhibit C. The Class B-1 Certificates shall initially be issued in the form of one or more definitive Certificates in registered form, in the names and denominations specified by the Initial Purchaser, substantially in the form set forth in Exhibit D. The Trustee, upon receipt of a Depositor Order to that effect, shall cause such Certificates to be executed and authenticated as provided in Section
3.3 concurrently with the sale of the Underlying Securities to the Trust upon written order of the Depositor. Each Certificate shall bear upon its face the designation so selected for the Class to which it belongs, and may have such letters, numbers or other marks of identification as the Depositor and the Trustee may determine. All Certificates of the same Class shall be identical in all respects except for the denominations thereof and, if applicable, the name of the registered Certificateholder and the number of the Certificate. All Certificates and all Classes issued under this Agreement shall be in all respects equally and ratably entitled to the benefits of this Agreement, without preference, priority or distinction on account of the actual time or times of authentication and delivery, all in accordance with the terms and provisions of this Agreement.

                  (b) The terms of the Forms of Certificates set forth in Exhibits C and D to this Agreement shall form part of this Agreement.

                  Section 3.3. Execution, Authentication and Delivery.

                  The Certificates shall be executed on behalf of the Trust by manual or facsimile signature of a Responsible Officer of the Trustee, pursuant to a written order signed by the Depositor, and authenticated by a Responsible Officer of the Trustee. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures shall have been affixed, authorized to execute or authenticate Certificates on behalf of the Trust, shall be valid and binding obligations of the Trust, notwithstanding that such individuals or any of them shall have ceased to be so authorized prior to the authentication and delivery of such Certificates or did not hold such offices at the date of authentication and delivery of such Certificates. No Certificate shall entitle its holder to any benefit under this Agreement, or shall be valid for any purpose, unless there shall appear on such Certificate a certificate of authentication substantially in the form set forth in Exhibit C or D, as applicable, executed by the Trustee by manual signature. Such authentication shall constitute conclusive evidence that such Certificate shall have been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

                  Section 3.4. Registration of Certificates; Registration of Transfer and Exchange of Certificates.

                  (a) The Certificate Registrar shall keep or cause to be kept, at the office or agency of the Trust maintained pursuant to Section 2.4, a register (the "Certificate Register") in which, subject to such reasonable regulations as it may prescribe, the registrar appointed by the Depositor (the "Certificate Registrar") shall provide for the registration of Certificates and of transfers and exchanges of Certificates as provided herein; provided, however, that no Certificate may be subdivided upon transfer or exchange such that the denomination of any resulting Certificate is other than the authorized denominations for the relevant Class specified in Section 3.1(b). The initial Certificate Registrar shall be the Trustee. Upon any resignation of a Certificate Registrar, the Trustee shall promptly appoint a successor or, if it elects not to make such an appointment, assume the duties of Certificate Registrar.

                  (b) Upon surrender for registration of transfer of any Certificate at the Corporate Trust Office maintained pursuant to Section 2.4, the Trustee shall execute on behalf of the Trust, and shall authenticate and deliver in the name of the designated transferee or transferees, as provided in
Section 3.3, one or more new Certificates of the same Class, in authorized denominations and of a like aggregate Certificate Principal Balance or Certificate Notional Amount, dated the date of authentication by the Trustee.

                  (c) At the option of a Certificateholder, Certificates may be exchanged for other Certificates of the same Class, in authorized denominations and of a like aggregate Certificate Principal Balance or Certificate Notional Amount, upon surrender of the Certificates to be exchanged at the office or agency of the Trust maintained pursuant to Section 2.4. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute on behalf of the Trust, and shall authenticate and deliver in the name of the Certificateholder, one or more new Certificates dated the date of authentication by the Trustee. Such Certificates shall be delivered to the Certificateholder making the exchange.

                  (d) Every Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form reasonably satisfactory to the Trustee and the Certificate Registrar, duly executed by the Certificateholder or its attorney duly authorized in writing. Each Certificate surrendered for registration of transfer and exchange shall be cancelled and subsequently destroyed by the Trustee or the Certificate Registrar in accordance with its customary practice.

                  (e) No service charge shall be made for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require the payment by the Certificateholder of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  (f) The provisions of Sections 7.1, 7.3, 7.8 and 7.10 shall apply to the Trustee in its role as Certificate Registrar, for so long as the Trustee shall act as Certificate Registrar.

                  Section 3.5. Mutilated, Destroyed, Lost or Stolen
Certificates.

                  (a) If (i) any mutilated Certificate is surrendered to the Certificate Registrar, or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Certificate Registrar, the Trustee and the Depositor such security or indemnity as may be required by them to hold each of them harmless, then, in the absence of notice to the Certificate Registrar or the Trustee that such Certificate has been acquired by a Protected Purchaser, the Trustee shall execute on behalf of the Trust, and shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a replacement Certificate of the same Class and a like aggregate Certificate Principal Balance or Certificate Notional Amount; provided, however, that if any such mutilated, destroyed, lost or stolen Certificate shall have become or within seven days shall be due and payable, then instead of issuing a replacement Certificate the Trustee may pay such mutilated, destroyed, lost or stolen Certificate when so due or payable.

                  (b) If, after the delivery of a replacement Certificate or payment in respect of a mutilated, destroyed, lost or stolen Certificate pursuant to Section 3.5(a), a Protected Purchaser of the original Certificate in lieu of which such replacement Certificate was issued presents for payment such original Certificate, the Trustee shall be entitled to recover such replacement Certificate or payment from the Person to whom it was delivered or any Person taking such replacement Certificate from such Person to whom such replacement Certificate was delivered or any assignee of such Person, except a Protected Purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Trustee in connection therewith.

                  (c) In connection with the issuance of any replacement Certificate under this Section 3.5, the Trustee may require the payment by the Certificateholder of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the fees and expenses of the Trustee and the Certificate Registrar) connected therewith.

                  (d) Any Certificate issued pursuant to this Section 3.5 in replacement of any mutilated, destroyed, lost or stolen Certificate shall represent ownership of a beneficial interest in the Trust Assets, and shall be entitled to all the benefits of this Agreement equally and proportionately with any and all other Certificates duly issued hereunder.

                  (e) The provisions of this Section 3.5 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Certificates.

                  Section 3.6. Persons Deemed Certificateholders.

                  Prior to due presentation of a Certificate for registration of transfer, the Trustee, the Certificate Registrar, the Depositor and their respective employees, officers, agents and Affiliates may treat the Person in whose name the Certificate is registered in the Certificate Register as the Certificateholder of such Certificate for the purpose of receiving distributions pursuant to Articles VI and VIII and for all other purposes whatsoever, and none of the Trustee, the Certificate Registrar, the Depositor and their respective employees, officers, agents and Affiliates shall be affected by any notice to the contrary.

                  Section 3.7. Access to List of Certificateholders' Names and Addresses.

                  (a) The Depositor shall furnish or cause to be furnished to the Trustee on the Record Date before each Distribution Date, and at such other times as the Trustee may request in writing, a list, in such form as the Trustee may reasonably require, to the extent such information is in the possession or control of the Depositor, of the names and addresses of the Certificateholders as of such Record Date; provided, however, that so long as the Trustee is the Certificate Registrar, the Depositor shall not be required to furnish such list to the Trustee. If the Trustee is the Certificate Registrar, upon written request by the Depositor, the Trustee shall furnish or cause to be furnished to the Depositor, within fifteen (15) days after receipt of such request, a list, in such form as the Depositor may reasonably require, of the names and addresses of the Certificateholders as of the most recent Record Date. Each Certificateholder, by receiving and holding a Certificate, shall be deemed to have agreed not to hold any of the Depositor or the Trustee accountable by reason of the disclosure of its name and address, regardless of the source from which such information was derived.

                  (b) For purposes of determining the identity of Certificateholders entitled to vote or in connection with any notice or other communication to be provided to Certificateholders pursuant to this Agreement with respect to any consent or other action to be taken by Certificateholders, the Trustee shall establish a record date for such consent or other action and give each Certificateholder notice of such record date not less than fifteen
(15) calendar days in advance of such record date to the extent possible. Such record date shall be the later of thirty (30) days prior to the first solicitation of such consent or other action and the date of the most recent list of Certificateholders, if any, furnished to the Trustee pursuant to Section 3.7(a).

                  Section 3.8. Preservation of Information; Communications to Certificateholders.

                  (a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of the Certificateholders contained in the most recent list furnished to the Trustee as provided in
Section 3.7(a), if any, and the names and addresses of Certificateholders received by the Trustee in its capacity as Certificate Registrar. The Trustee may destroy any list furnished to or prepared by it as provided in such Section 3.7(a) upon receipt or preparation of a new list.

                  (b) Certificateholders shall have the right to communicate pursuant to Section 312(b) of the TIA with other Certificateholders with respect to their rights under this Agreement or the Certificates, and the Trustee shall take such action, from time to time, as may be required by the provisions of Section 312(b) of the TIA.

                  (c) The Depositor, the Trustee and the Certificate Registrar shall have the protection provided by Section 312(c) of the TIA.

                  Section 3.9. Legend on Global Certificates.

                  Each global Certificate for a Class A-1 Certificate shall bear the following legend:

                           THIS CERTIFICATE IS A GLOBAL CERTIFICATE WITHIN THE MEANING OF THE TRUST AGREEMENT HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE NOMINEE OF THE DEPOSITORY TRUST COMPANY ("DTC"), CEDE & CO. THIS CERTIFICATE IS EXCHANGEABLE FOR CERTIFICATES REGISTERED IN THE NAME OF A PERSON OTHER THAN DTC OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE TRUST AGREEMENT AND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY DTC OR BY A NOMINEE OF DTC TO DTC OR ANOTHER NOMINEE OF DTC.

                           UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC TO THE TRUST OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF DTC'S NOMINEE, CEDE & CO., OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND

                           ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC). ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                  Section 3.10. Definitive Certificates.

                  If (a) DTC or the Depositor advises the Trustee that DTC is no longer willing or able to continue as depositary, and the Depositor does not appoint a qualified successor within 90 days; or (b) an Available Information Event occurs, then, in any such case, the Trustee shall notify DTC of the occurrence of any such event and of its intent to make definitive Certificates available, and shall request the surrender by DTC to the Trustee of the global Certificate or Certificates evidencing the Certificates and shall notify all DTC participants with interest in the Class A-1 Certificates of the availability of definitive certificates through DTC. Upon such surrender, accompanied by registration instructions from DTC, the Trustee shall execute and authenticate the definitive Certificates in accordance with the instructions of DTC. Neither the Certificate Registrar nor the Trustee shall be liable for any delay in delivery of such instructions and each may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of definitive Certificates, the Trustee shall recognize the registered holders of the definitive Certificates as Certificateholders and shall notify the Underlying Securities Issuer that the Underlying Securities are held pursuant to this Trust Agreement and that the holders of the Certificates constitute record holders of the Underlying Securities.

                  Section 3.11. Definitive Certificates After Available Information Event.

                  If an Available Information Event occurs, then not later than 30 days after notice to the Trustee by the Depositor of such event, the Trustee shall cause the removal of the Certificates from the DTC book-entry system as set forth in Section 3.10 of this Agreement and shall notify the Underlying Securities Guarantor that the Certificateholders constitute record holders of the Underlying Securities for purposes of the Exchange Act.

                  Section 3.12. Transfer Restrictions on Class B-1 Certificates.

                  (a) No Certificateholder or Certificate Owner may, in any transaction or series of transactions, directly or indirectly (each of the following, a "transfer"), (i) sell, assign or otherwise in any manner dispose of all or any part of its interest in any Class B-1 Certificate issued to it, whether by act, deed, merger or otherwise, or (ii) mortgage, pledge or create a lien or security interest in such beneficial interest, unless such transfer satisfies the conditions set forth in this Section 3.12. No purported transfer of any legal, equitable or beneficial interest in any Class B-1 Certificate or any portion thereof that is not made in accordance with this Section 3.12 shall be given effect by or be binding upon the Trust, the Depositor or the Trustee and any such purported transfer shall be null and void ab initio and vest in the transferee no rights against the Trust, the Depositor or the Trustee.

                  (b) By its acceptance of a Class B-1 Certificate or beneficial interest therein, each Certificateholder or Certificate Owner with respect to such Certificate will be deemed to have represented and agreed that transfer of such Certificate or interest is restricted and agrees that it shall transfer such Certificate or interest only in accordance with the terms of this Agreement and such Certificate and in compliance with applicable law.

                  (c) The Class B-1 Certificates may not be purchased or held by (a) a Benefit Plan Investor or (b) any Person acting on behalf of a Benefit Plan Investor, unless (i) the purchaser is an insurance company, (ii) it is not a Person who has discretionary authority or control with respect to the assets of the Issuer or a Person who provides investment advice for a fee (direct or indirect) to or with respect to such assets, or an affiliate of such a Person, (iii) the sole source of the funds being used to effect its purchase of such Class B-1 Certificates is its general account, (iv) on the date it purchases any such Class B-1 Certificates, less than 25% of the assets of its general account (as determined by such insurance company) constitute plan assets, (v) the acquisition and holding of such Class B-1 Certificates will not constitute a nonexempt prohibited transaction in violation of section 406 of ERISA and section 4975 of the Internal Revenue Code, and (vi) if, as of any later date on which any Person purchases any of such Class B-1 Certificates, 25% or more of the assets of such general account constitute plan assets or if such company becomes a Person who has discretionary authority or control with respect to the assets of the Issuer or a Person who provides investment advice for a fee (direct or indirect) to or with respect to such assets, or an affiliate of such a Person, then such insurance company will dispose of such Class B-1 Certificates then held in its general account promptly and in any event by the end of the next calendar quarter.

                  (d) In addition to any other legends provided for herein, each Class B-1 Certificate issued hereunder will contain the following legend:

                           NO EMPLOYEE BENEFIT PLAN (AS DEFINED IN SECTION 3(3) OF ERISA) WHETHER OR NOT IT IS SUBJECT TO TITLE I OF ERISA, NO PLAN (AS DESCRIBED IN SECTION 4975(e)(1) OF THE CODE) AND NO ENTITY WHOSE UNDERLYING ASSETS INCLUDE "PLAN ASSETS" BY REASON OF ANY SUCH PLAN'S INVESTMENT IN THE ENTITY (EACH, A "PLAN"), OR ANY PERSON ACTING ON BEHALF OF ANY PLAN, MAY PURCHASE OR HOLD A CERTIFICATE OR ANY INTEREST THEREIN, UNLESS
                           (I) THE PURCHASER IS AN INSURANCE COMPANY, (II) IT IS NOT A PERSON WHO HAS DISCRETIONARY AUTHORITY OR CONTROL WITH RESPECT TO THE ASSETS OF THE TRUST OR A PERSON WHO PROVIDES INVESTMENT ADVICE FOR A FEE (DIRECT OR INDIRECT) TO OR WITH RESPECT TO SUCH ASSETS, OR AN AFFILIATE OF SUCH A PERSON, (III) THE SOLE SOURCE OF THE FUNDS BEING USED TO EFFECT ITS PURCHASE OF SUCH CERTIFICATES IS ITS GENERAL ACCOUNT,
                           (IV) ON THE DATE IT PURCHASES ANY SUCH

                           CERTIFICATES, LESS THAN 25% OF THE ASSETS OF ITS GENERAL ACCOUNT (AS DETERMINED BY SUCH INSURANCE COMPANY) CONSTITUTE PLAN ASSETS, (V) THE ACQUISITION AND HOLDING OF SUCH CERTIFICATES WILL NOT CONSTITUTE A NONEXEMPT PROHIBITED TRANSACTION IN VIOLATION OF
                           SECTION 406 OF ERISA AND SECTION 4975 OF THE INTERNAL REVENUE CODE, AND (VI) IF, AS OF ANY LATER DATE ON WHICH ANY PERSON PURCHASES ANY OF SUCH CERTIFICATES, 25% OR MORE OF THE ASSETS OF SUCH GENERAL ACCOUNT CONSTITUTE PLAN ASSETS OR IF SUCH COMPANY BECOMES A PERSON WHO HAS DISCRETIONARY AUTHORITY OR CONTROL WITH RESPECT TO THE ASSETS OF THE TRUST OR A PERSON WHO PROVIDES INVESTMENT ADVICE FOR A FEE (DIRECT OR INDIRECT) TO OR WITH RESPECT TO SUCH ASSETS, OR AN AFFILIATE OF SUCH A PERSON, THEN SUCH INSURANCE COMPANY WILL DISPOSE OF SUCH CERTIFICATES THEN HELD IN ITS GENERAL ACCOUNT PROMPTLY, AND IN ANY EVENT BY THE END OF THE NEXT CALENDAR QUARTER.

                  (e) The Class B-1 Certificates may not be transferred other than to a qualified institutional buyer (a "QIB") that is purchasing for its own account or the account of another QIB. No transfer of a Class B-1 Certificate shall be valid or effective unless such transfer is being made in a transaction that is exempt from the registration requirements of the Securities Act under Rule 144A ("Rule 144A") (except in the case of the initial transfer from the Depositor) and any applicable blue sky laws, and the proposed transferee shall have delivered to the Depositor and the Trustee an investment representation letter substantially in the form attached as Exhibit E hereto or such other written statement as the Depositor or the Trustee shall prescribe. Each certificate, if any, evidencing such Class B-1 Certificate issued upon any such transfer, other than in a public offering pursuant to an effective registration statement shall bear the restrictive legend set forth in below.

                  Except as otherwise provided in the immediately preceding paragraph, each Class B-1 Certificate initially issued, and each Class B-1 Certificate issued to any subsequent transferee of any such certificate, will contain the following legend in addition to any other legends provided for herein:

                           "THIS CLASS B-1 CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAW. NO TRANSFER OF THIS CLASS B-1 CERTIFICATE SHALL BE VALID OR EFFECTIVE UNLESS SUCH TRANSFER IS TO A "QUALIFIED

                           INSTITUTIONAL BUYER" PURSUANT TO RULE 144A UNDER THE ACT AND PRIOR TO THE TRANSFER SUCH HOLDER(S) SHALL HAVE DELIVERED TO THE DEPOSITOR AND THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS RELATING TO THE RESTRICTIONS ON TRANSFERS OF THIS CERTIFICATE (THE FORM OF WHICH LETTER MAY BE OBTAINED FROM THE TRUSTEE)."

                  Section 3.13. Actions by Certificateholders.

                  Subject to Section 6.3(c), (a) no Class B-1 Certificateholders shall have the right hereunder to institute any Proceeding against the Underlying Securities Issuer in respect of the Underlying Securities and (b) no Class A-1 Certificateholder or Class A-1 Certificate Owner may institute any Proceeding against the Underlying Securities Issuer with respect to the Underlying Securities unless:

                  (a) such Certificateholder or Certificate Owner previously has given to the Trustee written notice of a continuing breach of the Underlying Securities;

                  (b) Certificateholders or Certificate Owners evidencing not less than 25% of the Outstanding Class A-1 Certificates have requested in writing that the Trustee institute the proceeding in its own name as Trustee;

                  (c) the Trustee has for 15 days not instituted the Proceeding; and

                  (d) no direction inconsistent with the written request has been given to the Trustee during the 15-day period by Class A-1 Certificateholders evidencing more than a majority of the Outstanding Class A-1 Certificates.

The Trustee will not be required to take any action however, unless the Trustee has been offered reasonable indemnity for its costs, expenses and liabilities by such Class A-1 Certificateholders or Class A-1 Certificate Owners.

                  Section 3.14. Additional Legends.

                  Each Class A-1 Certificate and each Class B-1 Certificate, whether issued in global form or definitive physical form shall bear a legend substantially in accordance with the following:

                           BY ACQUIRING OR ACCEPTING ANY INTEREST IN THIS CERTIFICATE, YOU ACKNOWLEDGE THAT THIS CERTIFICATE IS SUBJECT TO A PURCHASE OPTION GRANTED TO CORPORATE ASSET BACKED CORPORATION, A DELAWARE CORPORATION (THE "DEPOSITOR"), BY UBS SECURITIES LLC UNDER THE [CLASS A-1][CLASS B-1] CALL OPTION AGREEMENT, DATED AS OF MARCH 8, 2004 (THE

                           "CALL OPTION AGREEMENT"), AMONG THE DEPOSITOR, AS THE SOLE INITIAL OPTION HOLDER, UBS SECURITIES LLC, AS THE INITIAL PURCHASER FROM THE DEPOSITOR, AND SOLE HOLDER AT THE TIME OF SUCH GRANT, OF THE [CLASS A-1][CLASS B-1] CERTIFICATES, AND U.S. BANK TRUST NATIONAL ASSOCIATION, A NATIONAL BANKING ASSOCIATION, ACTING AS OPTION AGENT FOR THE [CLASS A-1][CLASS B-1] CERTIFICATEHOLDERS WITH RESPECT TO THE [CLASS A-1][CLASS B-1] OPTIONS (THE "OPTION AGENT"), WHICH OBLIGATIONS HAVE BEEN ASSUMED BY EACH SUBSEQUENT HOLDER OF SUCH [CLASS A-1][CLASS B-1] CERTIFICATES; YOU AGREE TO ASSUME THE OBLIGATION OF YOUR TRANSFEROR TO PERFORM SUCH [CLASS A-1][CLASS B-1] OPTION; AND YOU ACKNOWLEDGE THAT YOUR TRANSFEROR HAS BEEN RELEASED FROM ITS OBLIGATION TO PERFORM SUCH [CLASS A-1][CLASS B-1] OPTION. THE CALL OPTION AGREEMENT PERMITS THE HOLDER OF THE RELATED [CLASS A-1][CLASS B-1] OPTION TO PURCHASE THIS CERTIFICATE FROM YOU, WITHOUT YOUR CONSENT, AT THE TIMES AND ON THE CONDITIONS SPECIFIED IN THE CALL OPTION AGREEMENT AT THE CALL PRICE SPECIFIED IN THAT AGREEMENT. THE [CLASS A-1][CLASS B-1] OPTION MAY BE TRANSFERRED FROM TIME TO TIME. UPON THE EXERCISE OF THE RELATED [CLASS A-1][CLASS B-1] OPTION IN THE MANNER SPECIFIED IN THE CALL OPTION AGREEMENT, [THE][THIS] [CLASS A-1][CLASS B-1] CERTIFICATE WILL BE TRANSFERRED TO[, AND REGISTERED IN THE NAME OF,] THE RELEVANT [CLASS A-1][CLASS B-1] OPTION HOLDER BY THE TRUSTEE, AND YOU WILL BE PAID THE CALL PRICE FOR THIS CERTIFICATE IN ACCORDANCE WITH THE TERMS OF THE CALL OPTION AGREEMENT, WITHOUT THE REQUIREMENT OF ANY FURTHER ACTION BY YOU, EXCEPT THAT IF THE CLASS A-1 CERTIFICATES ARE HELD IN DEFINITIVE FORM AT SUCH TIME YOU WILL NOT RECEIVE SUCH CALL PRICE UNLESS AND UNTIL YOU SURRENDER THIS CERTIFICATE.

                                   ARTICLE IV

                             EXCHANGE ACT REPORTING

                  Section 4.1. Exchange Act Reporting.

                  The Depositor shall:

                  (a) on behalf of the Trust, prepare and file or cause the Trustee (in accordance with instructions from the Depositor as to form and substance) to prepare and file with the Commission in accordance with rules and regulations prescribed by the Commission, following the execution thereof by the Depositor, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe), if any, that the Depositor on behalf of the Trust may be required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act with respect to the Trust;

                  (b) on behalf of the Trust, prepare and file or cause the Trustee (in accordance with instructions from the Depositor as to form and substance) to prepare and file with the Commission, in accordance with rules and regulations prescribed by the Commission, such additional information, documents and reports, including such certificates of independent public accountants, if any, contemplated by the Securities Act, the Exchange Act or the rules or interpretations of the Commission thereunder, with respect to compliance by the Trust with the conditions and covenants of this Trust Agreement, if any, as may be required to be filed with the Commission from time to time by such rules and regulations.

                  (c) supply to the Trustee (and the Trustee shall transmit by mail to all Certificateholders described in TIA Section 313(c), in the manner and to the extent provided therein) such summaries of any information, documents and reports required to be filed by the Trustee pursuant to clauses (a) and (b) of this Section 4.1, if any, as may be required by rules and regulations prescribed from time to time by the Commission; and

                  (d) after an Available Information Event, on behalf of the Trust, prepare, execute and file or cause the Trustee to prepare, execute and file with the Commission following the execution thereof by the Depositor, reports of the kind referred to in clause (a) of this Section 4.1 with respect to the Underlying Securities Guarantor, to the extent such reports are then available to the Depositor, for as long as the Depositor on behalf of the Trust is required to file such reports under the Exchange Act. Such reports shall include quarterly and annual financial statements and other information of the type required to be filed on Form 8-K under the Exchange Act with respect to the Underlying Securities Guarantor. A copy of each such report shall be provided to the Trustee at least ten (10) Business Days prior to the date required for filing.

                  (e) The Depositor shall deliver to the Trustee, on or before February 15th of each year, an Officer's Certificate signed by an Executive Officer of the Depositor stating that:

                           (i) a review of the activities of the Depositor during such fiscal year and of the performance under this Agreement has been made under such Executive Officer's supervision; and

                           (ii) (ii) to the best of such Executive Officer's knowledge, based on such review, the Depositor has fulfilled all of its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such Executive Officer and the nature and status thereof. A copy of such certificate may be obtained by any Certificateholder by a request in writing to the Depositor addressed to the Corporate Trust Office of the Trustee.

                                   ARTICLE V

                               ACTIONS BY TRUSTEE

                  Section 5.1. Prior Notice to Certificateholders and Option Agent with Respect to Certain Matters.

                  (a) Subject to Section 7.16 hereunder, the Trustee shall not take action with respect to the following matters, unless (i) the Trustee shall have notified the Class A-1 Certificateholders and Option Agent in writing of the proposed action at least 30 days before the taking of such action, (ii) no Certificateholders shall have notified the Trustee in writing prior to the 30th day after such notice is given that such Certificateholders have withheld consent or provided alternative direction, and, if any such Certificateholders have so withheld consent or provided alternative direction, a majority of the Voting Rights of all the Certificates, as specified in Section 5.3, shall have notified the Trustee in writing prior to such 30th day that they have consented to such action, and (iii) the Rating Agency Condition is satisfied:

                           (A) the initiation of any claim or lawsuit by the Trust (other than a commencement of a Proceeding under Section 7.16) or the compromise of any action, claim or lawsuit brought by or against the Trust; or

                           (B)      any amendment to this Agreement under
                           Section 9.3.

                  (b) The Trustee shall not have the power to commence a voluntary proceeding in bankruptcy relating to the Trust without the unanimous prior approval of all Class A-1 Certificateholders and the delivery to the Trustee by each such Certificateholder of a certificate certifying that each such Certificateholder reasonably believes that the Trust is insolvent.

                  Section 5.2. Action by Trustee with Respect to Certain
Matters.

                  Subject to Section 7.15 and, in the case of an Underlying Securities Event of Default that has occurred and is continuing, Section 7.16, the Trustee shall not agree to any amendment, modification or supplement to the Underlying Securities.

                  Section 5.3. Majority Control.

                  Except as expressly provided herein, any action that may be taken or consent that may be given or withheld by the Certificateholders under this Agreement may be taken, given or withheld by Certificateholders evidencing a majority of the Voting Rights of all the Certificates.

                                   ARTICLE VI

                   APPLICATION OF TRUST FUNDS; CERTAIN DUTIES

                  Section 6.1. Establishment of Collection Account and Securities Account.

                  (a) The Trustee shall establish and maintain in the name of the Trust Eligible Trust Accounts known as the Collection Account and the Securities Account, bearing an additional designation clearly indicating that the funds deposited therein are held for the benefit of the Certificateholders, subject to the obligations of the Trust, if any. The Trustee, directly or through its agents, shall make reasonable efforts to collect all scheduled payments under the Trust Assets and will follow, or cause to be followed, any collection procedures that it would follow with respect to comparable financial assets that it holds for its own account, provided that these procedures shall be consistent with this Agreement and any related instrument governing the Underlying Securities and any other Trust Asset.

                  (b) The Trustee shall possess all right, title and interest in and to all funds on deposit from time to time in the Collection Account and the Securities Account and in all proceeds thereof. The Collection Account and the Securities Account shall be under the sole dominion and control of the Trustee for the benefit of the Certificateholders, subject to the obligations of the Trust, if any. If at any time the Collection Account or the Securities Account ceases to be an Eligible Trust Account, the Trustee shall within 5 Business Days (or such longer period, not to exceed 30 calendar days, to which each Rating Agency may consent) establish a new Collection Account or Securities Account, as applicable, as an Eligible Trust Account and shall transfer any funds in the existing Collection Account or Securities Account, as applicable, to such new Collection Account or new Securities Account, as applicable.

                  (c) The Collection Account shall be a non-interest bearing account. Pending application pursuant to Sections 6.2 hereof, moneys held in the Collection Account shall be held uninvested.

                  (d) The Securities Intermediary hereby agrees that any Trust Asset credited to the Securities Account shall be treated as a "financial asset" within the meaning of Section 8-102(a)(9) of the UCC.

                  (e) If at any time the Securities Intermediary shall receive any order from the Trustee directing the transfer or redemption of any Trust Asset on deposit in the Securities Account, the Securities Intermediary shall comply with such entitlement order without further consent by the Depositor or any other Person. The Securities Intermediary shall take all instructions (including without limitation all notifications and entitlement orders) with respect to the Securities Account solely from the Trustee.

                  (f) The Securities Intermediary hereby confirms and agrees that:

                           (i) There are no other agreements entered into between the Securities Intermediary and the Depositor with respect to the Securities Account;

                           (ii) It has not entered into, and until the termination of this Agreement will not enter into, any agreement with any other Person relating to the Securities Account and/or any financial assets credited thereto pursuant to which it has agreed to comply with entitlement orders (as defined in Section 8-102(a)(8) of the UCC) of such other Person; and

                           (iii) It has not entered into, and until the termination of the Agreement will not enter into, any agreement with the Depositor or the Trustee purporting to limit or condition the obligation of the Securities Intermediary to comply with entitlement orders as set forth in this Section 6.1.

                  Section 6.2. Application of Trust Funds.

                  (a) The Trustee shall credit to the Collection Account all moneys or property received by the Trust that constitute payments on, or proceeds from redemption or sale (including issuer and third party tender offers and other repurchases) of, the Underlying Securities. Any non-cash property received will be liquidated by the Trustee in the manner determined by the Trustee and using commercially reasonable efforts only to the extent necessary to avoid distribution of fractional securities or other fractional property to Certificateholders, and the proceeds thereof will be credited to the Collection Account.

                  (b)      Except as otherwise specified in subsections (c) and
(e) below, the Trustee shall, subject to its right pursuant to Section 7.16(a) to payment of its reasonable expenses related to any proceeding in respect of a failure by the Underlying Securities Issuer to pay the Whole Amount Due, distribute the Available Funds as follows:

                           (i) pro rata to the Certificateholders of the Class A-1 Certificates and Class B-1 Certificates, from all amounts received on the Underlying Securities in respect of interest, the interest distributable with respect to such Class, if any, on any Distribution Date as determined in accordance with Section 3.1(c);

                           (ii) to the Certificateholders of the Class A-1 Certificates pro rata by Certificate Principal Balance, all amounts received in respect of principal in respect of the Underlying Securities, on the Final Distribution Date.

If the Trust receives payments in respect of premium on the Underlying Securities at a time when Certificates that are not Called Certificates remain Outstanding, the Trustee shall immediately thereafter distribute the Available Funds in respect of premium received, all to the Class A-1 Certificateholders, pro rata by Certificate Principal Balance.

                  (c) If the Underlying Securities Issuer (or any third party tender offeror) redeems, tenders for or makes other repurchases of some or all of the Underlying Securities Issuer, then a corresponding portion of the Certificates will be redeemed, as set forth below. On the third Business Day after the Trustee receives the proceeds of any full or partial redemption, tender for or repurchase of the Underlying Securities, or any other unscheduled payment, the Trustee shall, subject to its right pursuant to Section 7.16(a) to payment of its reasonable expenses related to any proceeding in respect of a failure by the Underlying Securities Issuer to pay the Whole Amount Due, make distributions in respect of such proceeds to Certificateholders whose Certificates are redeemed as follows:

                           (i) to the Class A-1 Certificateholders and Class B-1 Certificateholders, a distribution of the amounts received in respect of interest accrued but not paid at the pass-through rate of 6.00% per annum on the Outstanding Certificate Principal Balance of the Class A-1 Certificates on such day and 0.345% per annum on the Outstanding Certificate Notional Amount of the Class B-1 Certificates on such day;

                           (ii) to the Class A-1 Certificateholders, a distribution of the amounts received in respect of principal, pro rata by their Certificate Principal Balances on such day; and

                           (iii) to the Class A-1 Certificateholders, a distribution of the amounts, if any, received in respect of premium on the Underlying Securities, pro rata by the Certificate Principal Balances of the Class A-1 Certificates (and no amounts in respect of premium shall be distributed to the holders of the Class B-1 Certificates).

                           If less than all of the Underlying Securities are
redeemed, tendered for or otherwise repurchased or prepaid, the Trustee shall select Class A-1 Certificates and Class B-1 Certificates for redemption pro rata based on the Certificate Principal Balance and Certificate Notional Amount, respectively, of each such Class, provided that purchases of a fraction of a single Class A-1 Certificate or Class B-1 Certificate shall not be made, and the Trustee shall round up or down the number of Class A-1 Certificates or Class B-1 Certificates to be purchased from each Class A-1 or Class B-1 Certificateholder to avoid such fractional purchases.

                  (d) If the Trustee is unable to distribute Available Funds on a Distribution Date because a payment with respect to the Underlying Securities was not made to the Trustee on the date on which such payment was due, and such payment is subsequently made to the Trustee, subject to subsection
(e) below, then the Trustee shall make the distribution that should have been made on the Distribution Date on the first Business Day following the date on which such payment is made to the Trustee. Except as provided in Section 3.1(d), the Certificateholders will not receive any interest or any other compensation in respect of late payments unless paid by the issuer of the Underlying Securities, in which case the Trustee will distribute any such interest or other compensation upon its receipt. The Trustee will make distributions on a Distribution Date to the extent it receives funds before 1:00pm. If any Available Funds are received by the Trustee after 1:00 p.m. on a Distribution Date, the Trustee shall use its reasonable efforts in the processing of payments on any such date.

                  (e) If, prior to the Final Distribution Date, the Trustee receives money or other property in respect of the Underlying Securities as a result of an Underlying Securities Event of Default, the Trustee shall allocate and distribute such moneys or other property (including any premium paid thereon) to the holders of the Class A-1 Certificates, pro rata by Certificate Principal

Balance. The Trustee will make such distribution after payment of any payment obligations of the Trust. No distribution will be made to holders of the Class B-1 Certificates.

                  (f) If an SEC Reporting Failure occurs and the Underlying Securities Guarantor does not resume filing Exchange Act reports within 60 days of the distribution of definitive Class A-1 Certificates pursuant to Section
3.11 and the Option Holders do not elect to exercise their call rights on or before such 60th day, then the Depositor shall instruct the Trustee to sell the Underlying Securities to one or more unaffiliated purchasers and allocate the proceeds of such sale in the following order of priority:

                  (i) to the Trustee, reimbursement for any extraordinary expenses incurred by the Trustee in accordance with this Agreement pursuant to instructions of not less than 100% of the holders of the Class A-1 Certificates, and

                  (ii) any remainder shall be allocated as follows:

                       (A) proceeds in respect of interest will be allocated to
                           the Certificateholders holding the Class A-1
                           Certificates and the Class B-1 Certificates pro rata based on the interest accrued but not paid through the date of distribution on the Certificate Principal Balance of the Class A-1 Certificates and the Certificate Notional Amount of the Class B-1 Certificates, respectively.

                       (B) proceeds in respect of principal, and premium, if
                           any, will be allocated to the Certificateholders holding the Class A-1 Certificates.

                       (C) no amounts received in respect of principal or
                           premium will be distributed to the Certificateholders holding the Class B-1 Certificates.

                  (g) It is understood that payments in the nature of prepayment or redemption penalties, late payment charges, default interest or reinvestment income which may be received by the Trustee shall be deposited by the Trustee in the Collection Account for distribution to the Class A-1 Certificateholders as additional interest, and shall not be retained by the Trustee for its own account.

                  Section 6.3. Certain Provisions Applicable to all Distributions to Certificateholders.

                  (a) If any withholding tax is imposed on any distribution (or allocations of income) by the Trust to a Certificateholder, such tax shall reduce the amount otherwise distributable to the Certificateholder. The Trustee is hereby authorized and directed to retain from amounts otherwise distributable to the Certificateholders sufficient funds for the payment of any tax that is legally required to be withheld by the Trust (but such authorization shall not prevent the Trustee if indemnified to its satisfaction, from contesting any such tax in appropriate proceedings and withholding payment of such tax, if permitted by law, pending the outcome of such proceedings). The amount of any withholding tax imposed with respect to a Certificateholder shall be treated as cash distributed to such Certificateholder at the time it is withheld by the Trust and remitted to the appropriate taxing authority. If the Trustee determines that withholding tax is payable with respect to a distribution (such as a distribution to a Certificateholder that is a non-U.S. Person), the Trustee may in its sole discretion withhold such amounts in accordance with this Section 6.3(a). If a Certificateholder wishes to apply for a refund of any such withholding tax, the Trustee shall reasonably cooperate with such Certificateholder in making such claim so long as such Certificateholder agrees to reimburse the Trustee for any out-of-pocket expenses incurred. The Trustee shall not be liable to any Person for withholding or failing to withhold any such withholding tax. In the event that withholding taxes should have been imposed on any distribution by the Trust to a Certificateholder but was not so withheld at the time of the payment, the Trustee is hereby also authorized and directed to obtain from amounts otherwise distributable currently and in the future to the respective Certificateholder to pay amounts that should have been withheld by the Trust and any penalties and interest due.

                  (b)      [Reserved].

                  (c) Notwithstanding any other provisions in this Agreement, the right of any Certificateholder to receive a distribution of principal, interest, and premium, if any, allocable to a Certificate and to institute suit for the enforcement of any such distribution shall not be impaired without the consent of such Certificateholder.

                  Section 6.4. Appointment of Paying Agent.

                  The Trustee may appoint one or more paying agents (each, a "Paying Agent") with respect to the Certificates. Any such Paying Agent shall be authorized to make distributions to Certificateholders from the Collection Account pursuant to the provisions of this Agreement and shall report the amounts of such distributions to the Trustee. Any Paying Agent shall have the revocable power to withdraw funds from such Collection Account for the purpose of making such distributions. The Trustee in its sole discretion may revoke such power and remove the Paying Agent. The initial Paying Agent(s) shall be the Trustee and any co-paying agent chosen by the Depositor and reasonably acceptable to the Trustee, including, if and so long as any Class of Certificates is listed on any securities exchange and such exchange so requires, a co-paying agent in any city required by the rules of such exchange. Any Paying Agent shall be permitted to resign as a Paying Agent upon 30 days' notice to the Trustee. If the Trustee shall resign as a Paying Agent, the Trustee shall appoint a successor or additional Paying Agent. The Trustee shall cause each Paying Agent and each successor or additional Paying Agent to execute and deliver to the Trustee an instrument in which such Paying Agent or successor or additional Paying Agent shall agree with the Trustee that (a) it will hold all sums, if any, held by it for distribution to the Certificateholders in trust for the benefit of the Certificateholders entitled thereto until such sums shall be distributed to such Certificateholders or returned to the Trustee, and (b) it will give the Trustee notice of any default by the Underlying Securities Issuer (if such default is known to such Paying Agent). The Paying Agent shall return all unclaimed funds to the Trustee and upon removal shall also return all funds in its possession to the Trustee. The provisions of Sections 7.1, 7.3, 7.8 and
7.10 shall apply to the Trustee also in its roles as Paying Agent, for so long as the Trustee shall act as Paying Agent. Any reference in this Agreement to the Paying Agent shall include any co-paying agent unless the context requires otherwise. Notwithstanding anything contained herein to the contrary, the appointment of a Paying Agent pursuant to this Section 6.4 shall not release the Trustee from the duties, obligations, responsibilities or liabilities arising under this Agreement other than with respect to funds paid to such Paying Agent.

                  Section 6.5. Method of Payment.

                  Distributions required to be made to Certificateholders on any Distribution Date shall be made to each Certificateholder of record on the immediately preceding Record Date either by wire transfer, in immediately available funds, to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided to the Certificate Registrar appropriate written instructions at least five Business Days prior to such Record Date, or, if not, by check mailed to such Certificateholder at the address of such Certificateholder appearing in the Certificate Register.

                  Section 6.6. Reports to Certificateholders.

                  On the Business Day next following each Distribution Date, the Trustee shall forward or cause to be forwarded to the Depositor, each Certificateholder, the Option Agent and the New York Stock Exchange (or, if the Class A-1 Certificates are no longer listed on the New York Stock Exchange, to any exchange or securities trading system on which the Class A-1 Certificates are then listed or quoted), a statement setting forth:

                  (a) the amount of the distribution on such Distribution Date to Certificateholders of each Class allocable to principal of and premium, if any, and interest on the Certificates of each such Class, and the amount of aggregate unpaid interest accrued as of such Distribution Date;

                  (b) the aggregate stated principal amount of the Underlying Securities, the current rating assigned by each Rating Agency thereto and the current interest rate thereon at the close of business on such Distribution Date; and

                  (c) the aggregate Certificate Principal Balance of the Class A-1 Certificates and the Aggregate Certificate Notional Amount of Class B-1 Certificates at the close of business on such Distribution Date.

                  In the case of information furnished pursuant to subclause (a) above, the amounts shall be expressed as a dollar amount per minimum authorized denomination of each class of Certificates. Within a reasonable period of time after the end of each calendar year, the Trustee shall furnish to each person who at any time during such calendar year was a Certificateholder a statement containing the information set forth in subclauses (a) and (b) above, aggregated for such calendar year or the applicable portion thereof during which such person was a Certificateholder. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trustee pursuant to any requirements of the Code as are from time to time in effect. In the case of the rating furnished pursuant to subclause (b) above, the Trustee may rely on an information agent such as Bloomberg L.P.

                  Section 6.7. Accounting and Information to Certificateholders, Internal Revenue Service and Others.

                  The Trustee shall (a) maintain (or cause to be maintained) the books of the Trust on a calendar year basis on the accrual method of accounting,
(b) deliver to each Certificateholder, as may be required by the Code and applicable Treasury Regulations or otherwise, such information reasonably available to the Trustee as may be required to enable each Certificateholder to prepare its federal income tax returns, (c) file such tax returns relating to the Trust and make such elections as may from time to time be required or appropriate under any applicable state or federal statute or rule or regulation thereunder, (d) cause such tax returns to be signed in the manner required by law and (e) collect or cause to be collected any withholding tax as described in and in accordance with subsection 6.3(a) with respect to income or distributions to Certificateholders. The Trustee shall be authorized to retain an agent for the purpose of performing its obligations under the preceding clauses (a), (b) and (c), but no expense of any such agent shall be an expense of the Trust, notwithstanding that such expenses shall not have been paid by the Depositor pursuant to its separate fee agreement with the Trustee.

                  Section 6.8. Signature on Returns.

                  Subject to applicable law, the Trustee shall sign on behalf of the Trust any and all tax returns of the Trust.

                  Section 6.9. No Implied Duties of the Depositor.

                  No implied covenants or obligations shall be read into this Agreement against the Depositor. The Depositor shall not be under any obligation whatsoever to appear in, prosecute or defend any action, suit or other proceeding in respect of the Underlying Securities or other Trust Assets or the Certificates that is not incidental to its responsibilities under this Agreement or that in its opinion may involve it in any expense or liability unless indemnification satisfactory to it is provided.

                                  ARTICLE VII

                                   THE TRUSTEE

                  Section 7.1. Duties of Trustee; Notice of Defaults.

                  (a) The Trustee shall not be liable except for the performance by the Trustee of such duties, and only such duties, as are specifically set forth in this Agreement, including the administration of the Trust in the interest of the Certificateholders, subject to and in accordance with the provisions of this Agreement. No implied covenants or obligations shall be read into this Agreement against the Trustee.

                  (b) In the absence of bad faith on its part, the Trustee may conclusively rely upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement in determining the truth of the statements and the correctness of the opinions contained therein; provided, however, that the Trustee shall have examined such certificates or opinions so as to determine compliance of the same with the requirements of this Agreement.

                  (c) The Trustee shall not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct or bad faith, except that:

                           (i) this Section 7.1(c) shall not limit the effect of Section 7.1(a) or (b);

                           (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Officers of the Trustee, unless it is proved that the Trustee or such Responsible Officer was negligent in ascertaining the pertinent facts;

                           (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 5.1, 5.3 or 7.5; and

                           (iv) the Trustee shall not be liable for any loss or diminution in value of Underlying Securities sold by it under this Agreement in good faith in accordance with its terms.

                  (d) Moneys received by the Trustee hereunder shall be deposited in the Collection Account, and the Trustee shall not be liable to pay any interest thereon.

                  (e) The Trustee shall not take any action that (i) is inconsistent with the purposes of the Trust set forth in Section 2.3, (ii) would, to the actual knowledge of a Responsible Officer of the Trustee, result in the Trust's being characterized as other than a grantor trust for federal income tax purposes, or (iii) the Trustee should reasonably be expected to know would adversely affect the intended classification of the Trust as a grantor trust for federal income tax purposes (in this connection, the Trustee shall be protected in assuming that the performance of its express duties hereunder, including any actions taken at the direction of the Depositor, is in accordance with this Agreement). The Depositor shall not direct the Trustee to take any action that would violate the provisions of this Section 7.1(e).

                  (f) The Trustee (except as specifically provided herein) shall have the legal power to exercise all of the rights, powers and privileges of holders of the Underlying Securities and other Trust Assets. However, the Trustee (except as specifically provided herein) shall not be under any obligation whatsoever to appear in, prosecute or defend any action, suit or other proceeding in respect of the Underlying Securities or other Trust Assets that is not incidental to its responsibilities under this Agreement or that in its opinion may involve it in any expense or liability unless indemnification satisfactory to it is provided.

                  (g) Section 315(e) of the TIA is hereby excluded from operation in respect of this Agreement.

                  (h) If the Underlying Securities Issuer announces its intention to tender for or otherwise make an unscheduled payment on or repurchase of the Underlying Securities, or if a third party announces its intention to tender for the Underlying Securities, the Trustee shall not accept such tender offer or unscheduled payment or repurchase offer, other than upon the unanimous vote of the Class A-1 Certificateholders, except to the extent specified in Section 2.15(j).

                  (i) The Trustee shall perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further acts, instruments and assurances as may be required by the Option Agent in order to enable it to carry out or perform its duties under the Call Option Agreements.

                  Section 7.2. Rights of Trustee.

                  The Trustee is authorized and directed to execute and deliver the documents referred to in Article II to which the Trust is to be a party, in such written form as the Depositor shall approve by Depositor Order. In addition to the foregoing, the Trustee is authorized and shall be obligated to take all actions required of the Trust pursuant to such documents.

                  Section 7.3. Acceptance of Trusts and Duties.

                  Except as otherwise provided in this Article VII, in accepting the Trust hereby created, the Trustee acts solely as Trustee hereunder and not in its individual capacity and all Persons having any claim against the Trustee by reason of the transactions contemplated by this Agreement shall look only to the Trust Assets for payment or satisfaction thereof. The Trustee accepts the trusts hereby created and agrees to perform its duties hereunder with respect to such trusts but only upon the terms of this Agreement. The Trustee also agrees to disburse all moneys actually received by it constituting part of the Trust Assets upon the terms of this Agreement. The Trustee (and any director, officer, employee or agent of the Trustee) shall not be liable or accountable under the Trust Agreement under any circumstances, except (i) for its own negligent action, its own negligent failure to act or its own willful misconduct or bad faith (except that the foregoing shall not limit the effect of subsections 7.1(a) or (b), or (ii) in the case of the inaccuracy of any representation or warranty contained in Section 7.7). In particular, but not by way of limitation (and subject to the exceptions set forth in the preceding sentence):

                  (a) the Trustee shall at no time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Underlying Securities or other Trust Assets, or the perfection and priority of any security interest created by any Underlying Securities or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the Trust Assets or their sufficiency to generate the payments to be distributed to Certificateholders under this Agreement, including the terms and conditions of any Underlying Securities or other Trust Assets; the validity of the assignment of any Underlying Securities or other Trust Assets to the Trust or of any intervening assignment; the completeness of any Underlying Securities or other Trust Assets; the performance or enforcement of any Underlying Securities or other Trust Assets; the compliance by the Depositor with any warranty or representation made under any agreement or document or the accuracy of any such warranty or representation or any action of the Depositor taken in the name of the Trustee;

                  (b) under no circumstances shall the Trustee be liable for indebtedness or other payment or distribution obligations evidenced by or arising under this Agreement, including the Certificate Principal Balance or Certificate Notional Amount of and distributions on the Certificates;

                  (c) the Trustee shall not be responsible for or in respect of and makes no representation as to the validity or sufficiency of any provision of this Agreement, the accuracy or completeness of any offering documents for the Certificates or for the due execution hereof by the

Depositor or for the form, character, genuineness, sufficiency, value or validity of any of the Underlying Securities, the Certificates (other than the certificate of authentication on the Certificates), the Call Options or any related documents, and the Trustee shall in no event assume or incur any liability, duty or obligation to any Certificateholder, other than as expressly provided for in this Agreement;

                  (d) the Trustee shall not be liable for the default or misconduct of the Depositor or any other party (other than itself, as provided in this Agreement) under this Agreement or otherwise;

                  (e) except as described in Section 7.16 in connection with an Underlying Securities Event of Default, the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement or to make any investigation of related matters or to institute, conduct or defend any litigation under or in relation to this Agreement at the request, order or direction of any of the Certificateholders, unless the Certificateholders have offered the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred by the Trustee. The right of the Trustee to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Trustee shall not be answerable for other than its misconduct, bad faith or negligence in the performance of any such act;

                  (f) the Trustee shall not incur any liability to any Certificateholder if, by reason of any provision of any present or future law, or regulation thereunder, or any governmental authority, or by reason of any act of God or war or other circumstance beyond the control of the relevant party, the Trustee shall be prevented or forbidden from doing or performing any act or thing that the terms of this Agreement provide shall be done or performed; and the Trustee shall not incur any liability to any Certificateholder by reason of any non-performance or delay, caused as aforesaid, in the performance of any act or thing which the terms of this Agreement provide shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in this Agreement; and

                  (g) the rights, protections, immunities and benefits given to the Trustee hereunder are extended to, and enforceable by, the Trustee in each of its capacities hereunder.

                  Section 7.4. Preferential Collection of Claims Against
Trustee.

                  The Trustee shall comply with Section 311(a) of the TIA, excluding any creditor relationship listed in Section 311(b) of the TIA. A Trustee who has resigned or been removed shall be subject to Section 311(a) of the TIA to the extent required by that Section.

                  Section 7.5. Action Upon Instruction by Certificateholders.

                  (a) Subject to Sections 5.3 and 9.3 and in accordance with the terms of this Agreement, the Certificateholders may by written instruction direct the Trustee in the management of the Trust. Subject to Sections 7.3(e), 7.5(c) and 7.15, such direction may be exercised at any time by written instruction of the Certificateholders pursuant to Section 5.3.

                  (b) Notwithstanding the foregoing, the Trustee shall not be required to take any action under this Agreement if the Trustee shall have reasonably determined, or shall have been advised by counsel, that such action is likely to result in liability on the part of the Trustee or is contrary to the terms of this Agreement or is otherwise contrary to law, or if the Trustee shall not have received indemnity satisfactory to it as provided in Section 7.3(e). No provision of this Agreement shall require the Trustee to expend or risk funds or otherwise incur any financial liability in the performance of any of its rights or powers under this Agreement, if the Trustee shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it.

                  (c) Whenever the Trustee is unable to decide between alternative courses of action permitted or required by the terms of this Agreement, or is unsure as to the application, intent, interpretation or meaning of any provision of this Agreement, the Trustee shall promptly give notice (in such form as shall be appropriate under the circumstances) to the Class A-1 Certificateholders (with a copy to the Option Agent) requesting instruction as to the course of action to be adopted, and, to the extent the Trustee acts in good faith in accordance with any instruction received in accordance with
Section 5.3, or otherwise in accordance with the instructions of the Depositor or the Certificateholders in accordance with this Agreement, the Trustee shall not be liable on account of such action to any Person. If the Trustee shall not have received appropriate instructions within ten days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action which is consistent, in its view, with this Agreement, and as it shall deem to be in the best interests of the Certificateholders, and the Trustee shall have no liability to any Person for any such action or inaction.

                  Section 7.6. Furnishing of Documents; Reports to Certificateholders and DTC.

                  (a) The Trustee shall furnish to the Certificateholders, with a copy to the New York Stock Exchange (or, if the Class A-1 Certificates are no longer listed on the New York Stock Exchange, to any exchange or securities trading system on which the Class A-1 Certificates are then listed or quoted), promptly upon receipt of a written request therefor, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and any other instruments furnished to the Trustee under this Agreement. In addition, if required by Section 313(a) of the TIA, within 60 days after December 31 of each year, the Trustee shall mail to (i) each Certificateholder as required by Section 313(c) of the TIA and (ii) the Depositor, a brief report dated as of such date that complies with Section 313(a) of the TIA. A copy of any report delivered pursuant to this Section 7.6(a) shall, at the time of its mailing to Certificateholders and the Depositor, be filed by the Trustee with the Commission and the New York Stock Exchange (or, if the Class A-1 Certificates are no longer listed on the New York Stock Exchange, to any exchange or securities trading system on which the Class A-1 Certificates are then listed or quoted).

                  (b) The Trustee shall within 90 days of an event described in Section 313(b) of the TIA mail to (i) each Certificateholder as required by Section 313(c) of the TIA and (ii) the Depositor, a brief report dated as of such date that complies with Section 313(b) of the TIA. A copy of any report delivered pursuant to this Section 7.6(b) shall, at the time of its mailing to Certificateholders and the Depositor, be filed by the Trustee with the Commission and the New York Stock Exchange (or, if the Class A-1 Certificates are no longer listed on the New York Stock Exchange, to any exchange or securities trading system on which the Class A-1 Certificates are then listed or quoted).

                  (c) Annual unaudited reports setting forth the amounts of payments on the Certificates, and whether such amounts are principal, premium or interest shall be prepared by the Trustee and sent to the Certificateholders.

                  Section 7.7. Representations and Warranties of Trustee.

                  The Trustee hereby represents and warrants, for the benefit of the Certificateholders, that:

                  (a) it is a banking corporation duly incorporated, validly existing and in good standing under the laws of the United States of America;

                  (b) it has full power, authority and legal right to execute, deliver, and perform its obligations under, this Agreement, and has taken all necessary action to authorize the execution, delivery and performance by it of this Agreement;

                  (c) the Trustee maintains its books and records with respect to its Securities Accounts in the State of New York;

                  (d) the Trustee has not granted any lien on the Trust Assets nor are the Trust Assets subject to any lien on properties of the Trustee in its individual capacity; the Trustee has no actual knowledge and has not received actual notice of any lien on the Trust Assets (other than any liens of the Trustee in favor of the beneficiaries of the Trust Agreement); other than the interests of the Certificateholders, the books and records of the Trustee do not identify any Person as having an interest in the Trust Assets;

                  (e) the Trustee makes no representation as to (i) the validity, legality, sufficiency or enforceability of any of the Trust Assets or
(ii) the collectability, insurability, effectiveness or suitability of any of the Trust Assets;

                  (f) the execution, delivery and performance by it of this Agreement (i) will not violate any provision of any law or regulation governing the powers of the Trustee or any order, writ, judgment or decree of any court, arbitrator or governmental authority applicable to the Trustee or any of its assets and (ii) will not violate any provision of the corporate charter or by-laws of the Trustee;

                  (g) this Agreement has been duly executed and delivered by the Trustee and constitutes the legal, valid and binding agreement of the Trustee, enforceable against the Trustee in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors' rights in general and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law; and

                  (h) the execution, delivery and performance by the Trustee of this Agreement will not require the authorization, consent or approval of, the giving of notice to, the filing or registration with, or the taking of any other action in respect of, any governmental authority or agency regulating the banking and corporate trust activities of banks or trust companies in the jurisdiction in which the Trust was formed.

                  The Trustee and the Securities Intermediary hereby represent and warrant that:

                  (a) The Securities Account is a "securities account" within the meaning of Section 8-501 of the UCC and contains only property held by the Securities Intermediary as fiduciary. The Securities Intermediary is acting in the capacity of a "securities intermediary" within the meaning of
Section 8-102(a)(14) of the UCC;

                  (b) The Granted Underlying Securities have been (i) delivered to the Securities Intermediary pursuant to the Agreement; (ii) credited to the Securities Account; and (iii) registered in the name of the Securities Intermediary or its nominee, indorsed to the Securities Intermediary or in blank or credited to another securities account maintained in the name of the Securities Intermediary. In no case will any Underlying Securities or other financial assets credited to the Securities Account be registered in the name of the Depositor, payable to the order of the Depositor or specially indorsed to the Depositor except to the extent the foregoing have been specially indorsed to the Securities Intermediary or in blank; and

                  (c) The Securities Account is an account to which financial assets are or may be credited, and the Securities Intermediary shall treat the Trustee as entitled to exercise the rights that comprise any financial asset credited to the account.

                  Section 7.8. Reliance; Advice of Counsel.

                  (a) The Trustee shall incur no liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond, facsimile transmission or other document or paper reasonably believed by it to be genuine and reasonably believed by it to be signed by the proper party or parties and need not investigate any fact or matter in any such document. The Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the method of the determination of which is not specifically prescribed herein, the Trustee may for all purposes hereof rely on a certificate, signed by the president or any vice president or by the treasurer or other authorized officers of the relevant party, as to such fact or matter, and such certificate shall constitute full protection to the Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.

                  (b) In the exercise or administration of the trusts hereby created and in the performance of its duties and obligations under this Agreement, the Trustee: (i) may act directly or through its agents, attorneys, custodians or nominees (including the granting of a power of attorney to Responsible Officers of the Trustee to execute and deliver this Agreement, any Certificate or other documents related thereto on behalf of the Trustee) pursuant to agreements entered into with any of them, and the Trustee shall not be liable for the conduct or misconduct of such agents, attorneys, custodians or nominees if such agents, attorneys, custodians or nominees shall have been selected by the Trustee in good faith and with reasonable care and (ii) may consult with counsel, accountants and other skilled professionals to be selected in good faith and with reasonable care and employed by it. The Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the opinion or advice of any such accountants or other such persons and not contrary to this Agreement.

                  Section 7.9. Trustee May Own Certificates.

                  The Trustee in its individual or any other capacity shall be permitted to become the owner or pledgee of Certificates and may deal with the Depositor in the same manner as it would have if it were not the Trustee, subject to the limitations on the rights of the Trustee, if it is holding the Certificates in its individual capacity, in voting on any demand, authorization, direction, notice, consent or waiver hereunder, set forth in the definition of "Outstanding" in Section 1.1.

                  Section 7.10. Compensation and Indemnity.

                  U.S. Bank Trust National Association shall be entitled to receive from the Depositor, as compensation for acting as Trustee hereunder and acting as Option Agent under the Call Option Agreements, fees pursuant to a separate agreement between U.S. Bank Trust National Association and the Depositor, and shall be reimbursed by the Depositor for all reasonable expenses, disbursements and advances incurred or made as Trustee (including the reasonable compensation, disbursements and expenses of its counsel and other persons not regularly in its employ). The Depositor shall indemnify and hold harmless the Trustee and its successors, assigns, agents, directors, officers and employees against any and all loss, liability or reasonable expense (including attorney's fees) incurred by it in connection with any legal action relating to the administration of this Trust and the performance of its duties thereunder. The Trustee shall notify the Depositor promptly of any claim for which it or any such Person may seek indemnity. Failure by the Trustee to so notify the Depositor shall not relieve the Depositor of its obligations hereunder. The Depositor need not reimburse any expense or indemnify against any loss, liability or expense that is incurred by the Trustee through the Trustee's own misconduct, negligence or bad faith in the performance of the Trustee's duties under this Agreement. The Depositor agrees that the provisions of this Section
7.10 shall apply to U.S. Bank Trust National Association acting in its individual capacity hereunder in the same manner as they apply to the Trustee. The indemnities contained in this Section 7.10 shall survive the resignation or termination of the Trustee or the termination of this Agreement.

                  Failure by the Depositor to pay, reimburse or indemnify the Trustee shall not entitle the Trustee to any payment, reimbursement or indemnification from the Trust, nor shall such failure release the Trustee from the duties it is required to perform under this Agreement. Any unpaid, unreimbursed or unindemnified amounts shall not be borne by the Trust and shall not constitute a claim against the Trust (except to the extent that the Trustee is entitled to recover such amount pursuant to the provisions of Section 7.16(a)).

                  Section 7.11. Replacement of Trustee.

                  (a) The Trustee may resign at any time and be discharged from the trusts hereby created by giving 30 days' prior written notice thereof to the Depositor. The Depositor shall appoint a successor Trustee by delivering a written instrument, in duplicate, to the resigning Trustee and the successor Trustee. If no successor Trustee shall have been appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee. The Depositor shall remove the Trustee if:

                           (i) the Trustee shall cease to be eligible in accordance with the provisions of Section 7.14 and shall fail to resign after written request therefor by the Depositor;

                           (ii) the Trustee shall be adjudged bankrupt or insolvent;

                           (iii) a receiver or other public officer shall be appointed or take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

                           (iv) the Trustee shall fail to carry out its duties hereunder; or

                           (v) the Trustee shall otherwise be incapable of acting.

                  (b) If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Depositor shall promptly appoint a successor Trustee by written instrument, in duplicate (one copy of which instrument shall be delivered to the outgoing Trustee so removed and one copy to the successor Trustee) and shall pay all fees and expenses owed to the outgoing Trustee.

                  (c) Unless the Trust has been completely liquidated and the proceeds of the liquidation distributed to Certificateholders, any resignation or removal of the Trustee and appointment of a successor Trustee pursuant to any of the provisions of this Section 7.11 shall not become effective until a written acceptance of appointment is delivered by the successor Trustee to the outgoing Trustee and the Depositor and all fees and expenses due to the outgoing Trustee are paid; provided that with respect to any of the events specified in Section 7.11(a), the payment of the fees and expenses due to the outgoing Trustee shall not be a condition for the removal of such Trustee and the appointment of a successor Trustee. Any successor Trustee appointed pursuant to this Section 7.11 must be eligible to act in such capacity in accordance with Section 7.14 and, following compliance with the preceding sentence, shall become fully vested with all the rights, powers, duties and obligations of its predecessor under this Agreement, with like effect as if originally named as Trustee. The Depositor shall provide notice within five (5) Business Days of the resignation or removal of the Trustee to each Rating Agency and each Certificateholder.

                  (d) The predecessor Trustee shall upon payment of its fees and expenses deliver to the successor Trustee all documents and statements and moneys held by it under this Agreement. The Depositor and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Trustee all such rights, powers, duties and obligations.

                  (e) Upon acceptance of appointment by a successor Trustee pursuant to this Section 7.11, the Depositor shall mail notice of the successor of such Trustee to all Certificateholders and each Rating Agency.

                  Section 7.12. Merger or Consolidation of Trustee.

                  Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided that such corporation is eligible pursuant to Section 7.14, and without the execution or filing of any instrument or any further act on the part of any of the parties hereto; provided, however, that the Trustee shall mail notice of such merger or consolidation to the Depositor and each Rating Agency.

                  Section 7.13. Appointment of Co-Trustee or Separate Trustee.

                  (a) Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirement of any jurisdiction in which any part of the Trust Assets may at the time be located, the Depositor and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee and the Depositor to act as co-trustee, jointly with the Trustee, or as separate trustee or trustees, of all or any part of the Trust Assets, and to vest in such Person in such capacity such title to the Trust Assets, or any part thereof, and, subject to the other provisions of this Section 7.13, such powers, duties, obligations, rights and trusts as the Depositor and the Trustee may consider necessary or desirable. If the Depositor shall not have joined in such appointment within fifteen (15) days after the receipt by it of a request so to do, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee under this Agreement shall be required to meet the terms of eligibility as a successor trustee pursuant to Section 7.14 and no notice of the appointment of any co-trustee or separate trustee shall be required pursuant to Section 7.11.

                  (b) Each separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

                           (i) all rights, power, duties and obligations conferred or imposed upon the Trustee shall be conferred upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Assets or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

                           (ii) no separate trustee or co-trustee under this Agreement shall be personally liable by reason of any act or omission of any other trustee under this Agreement; and

                           (iii) the Depositor and the Trustee acting jointly may at any time accept the resignation of, or may remove, any separate trustee or co-trustee.

                  (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this

Agreement and the conditions of this Article VII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Each such instrument shall be filed with the Trustee and a copy thereof given to the Depositor.

                  (d) Any separate trustee or co-trustee may at any time appoint the Trustee as its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

                  Section 7.14. Eligibility Requirements for Trustee.

                  (a) The Trustee shall at all times satisfy the requirements of Section 310(a) of the TIA. The Trustee shall at all times be a bank that is not an Affiliate of the Depositor (but may have normal banking relationships with the Depositor or the Underlying Securities Issuer and its respective Affiliates), which (i) is organized and doing business under the laws of any State or the United States; (ii) is authorized under such laws to exercise corporate trust powers; (iii) has a combined capital and surplus of at least $50,000,000; (iv) is subject to supervision or examination by federal or state authority; and (v) has (or has a parent which has) a long-term unsecured debt rating of at least BBB- by Standard & Poor's and at least Baa3 by Moody's. If such corporation shall publish reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section 7.14, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 7.14, the Trustee shall resign immediately in the manner and with the effect specified in Section 7.11.

                  (b) The Trustee shall comply with Section 310(b) of the TIA; provided that if the exclusion requirements set forth in Section 310(b)(1) of the TIA are met, any other trust agreement under which other securities are outstanding that evidence beneficial ownership interests in obligations of any Underlying Securities Issuer shall be excluded from the operation of Section 310(b)(1) of the TIA.

                  Section 7.15. Voting of the Underlying Securities Other than in the Case of an Underlying Securities Event of Default.

                  The Trustee shall not consent to any amendment, modification or supplement to the Underlying Securities except as permitted by this Agreement.

                  (a) The Trustee shall exercise any voting or consent rights with respect to the Underlying Securities as set forth in Sections 7.15(b), (c) or (d) below. The Trustee shall not, however, exercise such rights if the exercise thereof (or the action with respect to which such rights are so elicited) would adversely affect the intended classification of the Trust as a grantor trust for federal income tax purposes.

                  (b) The Trustee may, subject to the provisions of Section 7.15(c) and, in the case of an Underlying Securities Event of Default, Section 7.16, vote and give consents and waivers in respect of the Underlying Securities as permitted by DTC. In the event that the Trustee receives a request from DTC or the Underlying Securities Trustee or the Underlying Securities Issuer for its consent to any amendment, modification or waiver of the Underlying Securities, the Underlying Securities Indenture or any other documents relating to the Underlying Securities, or receives any other solicitation for any action with respect to the Underlying Securities, the Trustee shall mail a notice of such proposed amendment, modification, waiver or solicitation to each Option Holder with respect to Class A-1 Certificates and each Class A-1 Certificateholder of record as of such date. The Trustee shall request instructions from the Class A-1 Certificateholders as to whether or not to consent to or vote to accept such amendment, modification, waiver or solicitation, and, subject to Section 7.15(c), the Trustee will vote a principal amount of the Underlying Securities equal to the Certificate Principal Balance of the Outstanding Class A-1 Certificates whose holders have given the Trustee instructions to vote.

                  (c) Notwithstanding anything to the contrary herein, the Trustee shall at no time vote or consent to any matter:

                           (i) unless such vote or consent (or the action with respect to which such vote or consent is solicited) would not, based on an Opinion of Counsel, adversely affect the intended classification of the Trust as a grantor trust for federal income tax purposes; or

                           (ii) that would amend the Underlying Securities Indenture or Underlying Securities to alter the timing or amount of any payment on the Underlying Securities, except at the direction of the holders of all the Outstanding Class A-1 Certificates and all the Option Holders; or

                           (iii) that would result in the exchange or substitution of any of the outstanding Underlying Securities pursuant to a plan for the refunding or refinancing of such Underlying Securities, except at the direction of the holders of all the Outstanding Class A-1 Certificates and all the Option Holders.

                  The Trustee shall have no liability for any failure to act resulting from any Certificateholder's or Option Holder's late return of, or failure to return, directions requested by the Trustee from the Class A-1 Certificateholders or Option Holders with respect to Class A-1 Certificates.

                  (d) Subject to Section 2.15, if an offer is made by the Underlying Securities Issuer to issue new obligations in exchange and substitution for any of the Underlying Securities, pursuant to a plan for the refunding or refinancing of the Underlying Securities, or any other offer is made for the Underlying Securities, the Trustee shall mail a notice of such offer to each Option Holder with respect to the Class A-1 Certificates and to each Class A-1 Certificateholder of record as of such date and must reject any such offer unless directed to accept it by holders of 100% of the Outstanding Class A-1 Certificates and 100% of the Option Holders, in which case the Trustee will accept the offer provided that the Trustee has received an Opinion of Counsel to the effect that any such exchange will not adversely affect the intended classification of the Trust as a grantor trust for federal income tax purposes and will not result in a deemed exchange of the Underlying Securities or the Certificates for federal income tax purposes. However, if an Option Holder with respect to Class A-1 Certificates has given notice of its exercise of Call Options on the Class A-1 Certificates and has paid the Call Price within such ten (10) Business Day period, the Trustee shall, with respect to such offer, accept the offer for a principal amount of the Underlying Securities equal to the Certificate Principal Balance of the Outstanding Class A-1 Certificates subject to such Call Options as directed by the Option Holder.

                  Section 7.16. Trustee's Enforcement and Voting of Underlying Securities Upon an Underlying Securities Event of Default.

                  (a) If (i) default is made in the payment of any installment of interest on the Underlying Securities when the same becomes due and payable, and such default continues unremedied for the period specified in the Underlying Securities Indenture (or, if no such period is specified, upon such default); or (ii) default is made in the payment of the principal or premium (if any) of or any installment of the principal or premium (if any) of any Underlying Securities when the same becomes due and payable, and such default continues unremedied for the period specified in the Underlying Securities Indenture (or, if no such period is specified, upon such default), and the Underlying Securities Issuer shall, upon demand of the Trustee, fail to pay forthwith to the Trustee, for the benefit of the Certificateholders, the whole amount then due and payable on the Underlying Securities for principal or premium (if any) and interest, with interest upon the overdue principal, premium and interest at the rate borne by the Underlying Securities as provided for in the Underlying Securities Indenture, and in addition thereto such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel, to the extent permitted by law and the terms of the Underlying Securities (such amount, the "Whole Amount Due") the Trustee shall promptly thereafter proceed against the Underlying Securities Issuer on behalf of the Certificateholders to enforce the Underlying Securities or otherwise protect the interests of the Certificateholders (including, in the Trustee's discretion, voting to accelerate the Underlying Securities). If any Underlying Securities Event of Default (other than of the type described in clauses (i) and (ii) above) occurs and is continuing, then, subject to Section 7.1(f), the Trustee may proceed against the Underlying Securities Issuer on behalf of the Certificateholders; provided, however, that the Trustee shall not take any action as a result of any Underlying Securities Event of Default (other than of the type described in clauses (i) and (ii) above) that would entitle the Trustee to any reimbursement out of the assets of the Trust without the approval of the holders of the Class A-1 Certificates representing a majority of the Voting Rights. Notwithstanding the foregoing, the holders of the Class A-1 Certificates representing a majority of the Voting Rights shall be entitled to direct the Trustee in any proceeding, subject to the receipt by the Trustee of indemnity satisfactory to it, and may instruct the Trustee to stop the proceeding against the Underlying Securities Issuer and to sell the Underlying Securities instead, in the manner determined by the Trustee and using commercially reasonable efforts. The Trustee shall be entitled to recover its reasonable expenses of any such proceeding in respect of a failure by the Underlying Securities Issuer to pay the Whole Amount Due from the proceeds of the Trust Assets, and to secure such obligation to pay such expenses, the Trustee shall have a lien prior to the Certificates on all Trust Assets for the amount of such expenses.

                  (b) If there is an Underlying Securities Event of Default and such Underlying Securities Event of Default is known to the Trustee, the Trustee shall give notice to the Class A-1 Certificateholders and the Option Agent in the manner and to the extent provided in Section 313(c) of the TIA within five (5) Business Days after the Trustee has actual knowledge of the occurrence of such Underlying Securities Event of Default. Such notice shall identify the Underlying Securities and set forth (i) the date and nature of such event of default, (ii) if applicable, the amount of interest, principal or premium in default, and (iii) any other information that the Trustee may deem appropriate.

                  (c) If, following an Underlying Securities Event of Default, the Trustee receives money or other property in respect of the Underlying Securities (including from the sale thereof) or actual notice that money or other property will be received, the Trustee will promptly give notice to the registered holders of the Outstanding Class A-1 Certificates that remain unpaid and to the Option Agent. Such notice shall state that the Trustee shall, not later than 30 days after the receipt of such moneys or other property, allocate and distribute such moneys or other property to the holders of the Class A-1 Certificates then Outstanding and unpaid (after deducting the costs incurred in connection therewith) in accordance with Section 6.2(e). Non-cash property shall be distributed in-kind except that, to the extent necessary to avoid distribution of fractional securities or other fractional property to Class A-1 Certificateholders, non-cash property will be liquidated by the Trustee in the manner determined by the Trustee and using commercially reasonable efforts, and the proceeds thereof distributed in cash.

                  (d) If an Underlying Securities Event of Default occurs and is continuing, in its discretion or if directed by holders of Outstanding Class A-1 Certificates representing a majority of the Voting Rights of the Outstanding Class A-1 Certificates, the Trustee shall vote the Underlying Securities in favor of directing, or take such other action as may be appropriate to direct the Underlying Securities Trustee to accelerate the Underlying Securities by declaring the unpaid principal balance and any premium of the Underlying Securities plus any accrued and unpaid interest thereon to be due and payable.

                  Section 7.17. Annual Statement.

         The Trustee shall deliver to the Depositor, on or before February 15th of each year, an annual statement signed by a Responsible Officer of the Trustee to the effect that the Trustee has fulfilled its obligations under this Trust Agreement throughout the preceding year with respect to the Certificates. A copy of such certificate may be obtained by any Certificateholder by a request in writing to the Trustee addressed to the Corporate Trust Office of the Trustee.

                                  ARTICLE VIII

                            TERMINATION OF AGREEMENT

                  Section 8.1. Termination of Agreement.

                  (a) This Agreement (other than Section 7.10) shall terminate and the Trust shall dissolve, wind-up and terminate and be of no further force or effect 30 days after the final distribution by the Trustee of all moneys or other property or proceeds of the Trust Assets in accordance with the terms of Article VI of this Agreement (the date of such termination, the "Termination Date"). The bankruptcy, liquidation, dissolution, death or incapacity of any Certificateholder shall not (A) operate to terminate this Agreement or the Trust, (B) entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of all or any part of the Trust or the Trust Assets or (C) otherwise affect the rights, obligations and liabilities of the parties hereto.

                  (b) Neither the Depositor nor any Certificateholder in its capacity as such shall be entitled to revoke or terminate the Trust. Notwithstanding the foregoing sentence, a Certificateholder that is also an Option Holder may exercise any Call Option in accordance with its terms and exchange Certificates acquired pursuant to such exercise for the Underlying Securities pursuant to Section 2.15 hereof whether or not such exercise would result in the early termination of the Trust pursuant to the terms of this Agreement.

                  (c) Notice of termination of the Trust, specifying the date upon which the Certificateholders shall surrender their Certificates to the Trustee for payment of the final distribution and cancellation, shall be given by the Trustee by letter to the Certificateholders mailed in accordance with
Section 10.3 below stating: (i) the date upon or with respect to which final distributions on the Certificates shall be made upon presentation and surrender of the Certificates at the office of the Trustee therein designated; (ii) the amount of any such final distributions; (iii) that the Record Date, if any, otherwise applicable to such Distribution Date is not applicable, distributions being made only upon presentation and surrender of the Certificates at the office of the Trustee therein specified; (iv) the office where Definitive Certificates should be surrendered to the Trustee; and (v) that after such date, no further periodic distributions shall accrue on the Certificates. The Trustee shall give such notice to the Certificate Registrar (if other than the Trustee) and the Depositor at the time such notice is given to Certificateholders. Upon presentation and surrender of the Certificates, the Trustee shall cause to be distributed to Certificateholders amounts distributable on such Distribution Date pursuant to Section 6.2.

                  (d) If any Certificateholder shall not surrender its Certificates for cancellation within six months after the date specified in the written notice described in Section 8.1(c) above, the Trustee shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within one year after the second notice any of the Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets that shall remain subject to this Agreement.

                                   ARTICLE IX

                                   AMENDMENTS

                  Section 9.1. Allocation of Voting Rights.

                  Except as otherwise provided herein, so long as the Certificates remain Outstanding, the Class A-1 Certificateholders shall have 1
(one) vote for each $25.00 of Certificate

Principal Balance of Class A-1 Certificates held by them and the Class B-1 Certificateholders shall not have any Voting Rights, except with respect to any amendment to this Agreement that would materially adversely affect the Class B-1 Certificateholders, in which case the Class B-1 Certificateholders shall have 1
(one) vote for each $25.00 of Certificate Notional Amount of Class B-1 Certificates held by them.

                  Section 9.2. Amendments Without Consent of Certificateholders.

                  This Agreement may be amended by the Depositor and the Trustee without the consent of any of the Certificateholders (but with prior notice to the Rating Agency), to (a) cure any error or ambiguity, (b) correct or supplement any provision in this Agreement that may be or is inconsistent with any other provision in this Agreement, (c) add to the covenants, restrictions or obligations of the Depositor or the Trustee for the benefit of the Certificateholders, (d) provide for the appointment of a successor Trustee with respect to the Trust Assets and add to or change any provisions that shall be necessary to facilitate the administration of the trusts hereunder by more than one trustee pursuant to Article VII, and (e) add, change or eliminate any other provisions of this Agreement in any manner that shall not, as evidenced by an Opinion of Counsel, (i) adversely affect in any material respect the interests of the Certificateholders or Option Holders or (ii) adversely affect the intended classification of the Trust as a grantor trust for federal income tax purposes, or result in a sale or exchange of any Certificate for tax purposes, provided that the Trustee has received written confirmation from each Rating Agency that the Rating Agency Condition will be satisfied if such amendment is made and (f) to comply with any requirements imposed by the Code.

                  Section 9.3. Amendments With Consent of Certificateholders.

                  This Agreement may be amended from time to time by the Depositor and the Trustee with the consent of Class A-1 Certificateholders whose Class A-1 Certificates evidence more than a majority of the Voting Rights as of the close of business on the record date for such consent as established by the Trustee (which consent, whether given pursuant to this Section 9.3 or pursuant to any other provision of this Agreement, shall be conclusive and binding on such Person and on all future holders of Certificates and of any Certificates issued upon the transfer thereof or in exchange thereof or in lieu thereof whether or not notation of such consent is made upon the Certificates), and upon satisfaction of the Rating Agency Condition, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement, or of modifying in any manner the rights of the Certificateholders; provided that if the amendment would materially adversely affect any Class of Certificateholders or the rating of any Class of Certificates, such amendment must be approved by a majority of the Voting Rights of each such Class, and provided further, however, that no such amendment shall
(a) reduce in any manner the amount of, or alter the timing of, collections of payments on Trust Assets or distributions or payments that are required to be made on any Certificate, (b) reduce the aforesaid percentage of Voting Rights required to consent to any such amendment, (c) as evidenced by an Opinion of Counsel, adversely affect the intended classification of the Trust as a grantor trust for federal income tax purposes, (d) cause the termination of the Trust, without, in each case, the consent of all Class A-1 Certificateholders, or (e) change any provisions relating to the Call Options that would adversely affect the Option Holders without the consent of all of the Option Holders.

                  Section 9.4. Form of Amendments.

                  (a) Promptly after the execution of any amendment, supplement or consent pursuant to Section 9.1, 9.2 or 9.3, the Trustee shall furnish a copy of such amendment, supplement or consent to each Certificateholder and to each Rating Agency.

                  (b) It shall not be necessary for the consent of Certificateholders pursuant to Section 9.2 or 9.3 to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents (and any other consents of Certificateholders provided for in this Agreement) and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable requirements as the Trustee may prescribe.

                  (c) Prior to the execution of any amendment to this Agreement, the Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and all conditions provided for in this Trust Agreement relating to such amendment have been complied with. The Trustee may, but shall not be obligated to, enter into any such amendment that affects the Trustee's own rights, duties or immunities under this Agreement or otherwise.

                                   ARTICLE X

                                 MISCELLANEOUS

                  Section 10.1. Certificateholders Have No Legal Title to Trust Property.

                  The Certificateholders shall not have legal title to any part of the Trust Assets. The Certificateholders shall be entitled to receive distributions with respect to their beneficial ownership interests in the Trust Assets only in accordance with Articles VI and VIII. No transfer, by operation of law or otherwise, of any right, title or interest in the Trust Assets shall operate to terminate this Agreement or the trusts hereunder or entitle any transferee to an accounting or to the transfer to it of legal title to any part of the Trust Assets.

                  Section 10.2. Limitations on Rights of Others.

                  The provisions of this Agreement are solely for the benefit of the Trustee, the Depositor, the Option Agent, the Certificateholders and the holders of the Call Options, and nothing in this Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Trust Assets or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

                  Section 10.3. Notices.

                  (a) All demands, notices and communications upon or to the Depositor or the Trustee or any Rating Agency under this Agreement shall be in writing, personally delivered, sent by electronic facsimile (with hard copy to follow via first class mail) or mailed by certified mail-return receipt requested, and shall be deemed to have been duly given upon receipt (i) in the case of the Depositor, to the Depositor at the following address: Corporate Asset Backed Corporation, 445 Broad Hollow Road, Suite 239, Melville, New York 11747, Attention: Andrew L. Stidd; (ii) in the case of the Trust or the Trustee, to the Trustee at its Corporate Trust Office; (iii) in the case of the Option Agent, to the Option Agent c/o the Trustee at its Corporate Trust Office; (iv) in the case of any Rating Agency, at the applicable address specified by such Rating Agency from time to time; and (v) in the case of any other Person, to such other Person at such other address as shall be designated by such Person in a written notice to the other parties to this Agreement.

                  (b) Any notice required or permitted to be given to a Certificateholder shall be given by first-class mail, postage prepaid, at the address of such Certificateholder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

                  Section 10.4. Tax Classification Election.

                  In the event that the Trust is not classified as a grantor trust for federal income tax purposes, the Trustee shall file such forms as may be required, or as the Depositor may specify, for the Trust to elect pursuant to
Section 761 of the Code to be excluded from the application of Subchapter K of the Code. By their acceptance of the Certificates, the Certificateholders authorize the Trustee to execute such forms on their behalf as may be required to make such election and acknowledge that they will be able to determine their taxable income with respect to the Certificates accurately without regard to the provisions of Subchapter K of the Code.

                  Section 10.5. Severability.

                  If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Certificateholders thereof.

                  Section 10.6. Counterparts.

                  This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

                  Section 10.7. Successors and Assigns.

                  All covenants and agreements contained herein shall be binding upon the Depositor, the Trustee, and each Certificateholder and their respective successors and permitted assigns, and such covenants shall inure to the benefit of such persons and the Option Agent and the holders of the Call Options, all as herein provided. Any request, notice, direction, consent, waiver or other instrument or action by a Certificateholder shall bind the successors and assigns of such Certificateholder.

                  Section 10.8. No Petition Covenant.

                  Notwithstanding any prior termination of this Agreement, the Trustee and U.S. Bank Trust National Association acting in its individual capacity hereunder, each Certificateholder and each Certificate Owner shall not, prior to the date which is one year and one day after the termination of this Agreement, and the payment in full of all debt or other securities of the Trust or the Depositor, or any trust created by the Depositor that issues certificates rated at the request of the Depositor by a nationally recognized rating agency, acquiesce in, petition or otherwise invoke or cause the Trust or the Depositor to invoke the process of any court or governmental authority for the purpose of commencing or sustaining a case against the Trust or the Depositor under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Trust or the Depositor or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Trust or the Depositor.

                  Section 10.9. No Recourse.

                  Each Certificateholder by accepting a Certificate acknowledges that such Certificateholder's Certificates represent beneficial interests in the Trust only and do not represent interests in or obligations of the Depositor, the Trustee, any Option Holder or any Affiliate of any of them and no recourse may be had against such parties or their assets, except as may be expressly set forth or contemplated in this Agreement or the Certificates, and each Certificateholder's recourse is limited to the Underlying Securities and the proceeds thereof. The Trustee shall have no recourse to the Underlying Securities.

                  Section 10.10. Headings.

                  The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

                  Section 10.11. Governing Law.

                  THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ANY CONFLICT OF LAW PROVISION, OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW.

                  Section 10.12. Conflict with Trust Indenture Act.

                  (a) If any provision of this Agreement limits, qualifies or conflicts with a provision of the TIA that is required to be included in this Agreement by any of the provisions of the TIA, such imposed provision shall control. If any provision of this Agreement modifies or excludes any provision of the TIA that may be so modified or excluded, the latter provision shall be deemed to apply to this Agreement as so modified or excluded, as the case may be.

                  (b) The provisions of Sections 310 through 317 of the TIA that impose duties on any Person (including the provisions automatically deemed included herein unless expressly excluded by this Agreement) are a part of and govern this Agreement, whether or not physically contained herein.

                  IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to be executed by their respective duly authorized officers or authorized signatories as of the date first above written.

                                       CORPORATE ASSET BACKED CORPORATION, as
                                       Depositor

                                       By: /s/ Robert D. Vascellaro
                                           -------------------------------------
                                           Authorized Signatory

                                       U.S. BANK TRUST NATIONAL ASSOCIATION,
                                          as Trustee, and in its individual
                                          capacity, as Option Agent and as
                                          Securities Intermediary

                                       By: /s/ David J. Kolibachuk
                                           -------------------------------------
                                           Responsible Officer

                                                                       EXHIBIT A
                                                              TO TRUST AGREEMENT

                  SERIES 2004-1 UNDERLYING SECURITIES SCHEDULE

Underlying Securities Issuer:       Goldman Sachs Capital I

Underlying Securities:              6.345% Capital Securities

Interest Deferral:                  Each Underlying Security represents an
                                    undivided preferred beneficial interest in the assets of the Underlying Securities
                                    Issuer. The Underlying Securities Issuer used the proceeds from the sale of its Underlying Securities and its common securities to purchase 6.345% junior subordinated debentures due February 15,
                                    2034 (the "GS junior subordinated
                                    debentures") issued by The Goldman Sachs
                                    Group Inc. The Underlying Securities Issuer will pass through to the holders of the Underlying Securities as distributions the interest payments it receives from The
                                    Goldman Sachs Group, Inc. on the GS junior subordinated debentures.

Underlying Securities Trustee:      The Bank of New York (Delaware)

Issue Date:                         February 20, 2004

Maturity Date:                      February 15, 2034

Currency:                           US dollars

Denominations:                      $1,000 and multiples of $1,000

Aggregate Principal Amount Issued:  $2,750,000,000

Public Offering Price:              100%

Aggregate Principal Amount          $2,750,000,000
Outstanding:

Type of Security:                   Capital Securities

Common Code:                        018675684

ISIN Number:                        US38143VAA70

CUSIP No.:                          38143VAA7

                                  Exhibit A-1

Stated Interest Rate:               6.345% per annum

Interest deferral:                  The Goldman Sachs Group, Inc. may defer the
                                    payment of interest on the GS junior
                                    subordinated debentures at any time and in each case for up to 10 semi-annual consecutive interest periods, provided that
                                    (i) no extension period may extend beyond the stated maturity date of the GS junior subordinated debentures; and (ii) The
                                    Goldman Sachs Group, Inc. is not in default under the subordinated debt indenture governing the GS junior subordinated debentures. If there is a deferral, the Underlying Securities Issuer also will defer distributions on the Underlying Securities.
                                    Before any extension period ends, The
                                    Goldman Sachs Group, Inc. may elect to
                                    extend the period further. At the end of any extension period and the payment of all interest then accrued and unpaid, The
                                    Goldman Sachs Group, Inc. may elect to begin a new extension period. There is no limitation on the number of extension periods.

Interest Accrual Periods:           Interest shall accrue semi-annually on
                                    February 15 and August 15 of each year.

Distribution Dates:                 Distributions on the GS Capital Securities
                                    will be cumulative from February 20, 2004 and will be payable semi-annually in arrears on February 15 and August 15 of each year, beginning August 15, 2004

Mode of Payment:                    Fixed Rate Security

Principal Amount of                 $62,500,000
Underlying Securities Deposited
Under Trust Agreement:

Ratings:                            A1 by Moody's and A- by Standard & Poor's

Guarantor:                          The Goldman Sachs Group, Inc.

Guarantees:                         The Goldman Sachs Group, Inc. will fully and
                                    unconditionally guarantee, on a subordinated basis, payments of amounts due on the Underlying Securities but will not guarantee payment of distributions or amount payable on redemption or liquidation of the Underlying Securities when the Underlying
                                    Securities Issuer does not have funds
                                    available to make payments.

Priority:                           Ranked equally with common securities of the
                                    Underlying Securities Issuer.

                                  Exhibit A-2

                                    Securities Issuer.

Optional Redemption:                The Goldman Sachs Group, Inc. may redeem the
                                    Underlying Securities, in whole at any time or in part from time to time, provided that no partial redemption may occur when distributions are deferred. The redemption price will be the total liquidation amount of the Underlying Securities being redeemed, plus accumulated but unpaid distributions up to and including the redemption date.

                                    In addition, The Goldman Sachs Group, Inc.
                                    may elect to redeem the Underlying
                                    Securities, in whole but not in part, at any time upon the occurrence of (i) changes in U.S. federal income tax laws or regulations that could have adverse tax consequences for The Goldman Sachs Group, Inc. or the Underlying Securities Issuer; or (ii) changes in laws or regulations that pose more than an insubstantial risk that Goldman Sachs Capital I will be required to register as an "investment company" under the Investment Company Act of 1940. In each case, the redemption price will be equal to the total liquidation amount of the Underlying Securities being redeemed, plus a make-whole amount, plus accumulated and unpaid distributions up to and including the redemption date. The make-whole amount will be smaller if the redemption is due to a tax or regulatory event than if it is not.

Exchange Listing:                   New York Stock Exchange

Underlying Securities Trust         The Underlying Securities have been issued
Agreement:                          pursuant to a Trust Agreement, dated as of
                                    January 20, 2004, among The Goldman Sachs
                                    Group, Inc., as depositor of the Underlying
                                    Securities Issuer, and the Bank of New York
                                    (Delaware), as trustee.

The Underlying Securities will be held by the Trustee as book-entry credits to an account of the Trustee or its agent at The Depository Trust Company, New York, New York ("DTC").

                                  Exhibit A-3

                                                                       EXHIBIT B
                                                              TO TRUST AGREEMENT

                            TERMS OF THE CERTIFICATES

I.       Terms of the Certificates.

Aggregate Certificate Principal
 Balance of Class A-1 Certificates: $62,500,000

Aggregate Certificate Notional
 Amount of Class B-1 Certificates:  $62,500,000

Authorized Denomination             $25.00 and integral multiples thereof
 (Class A-1 and Class
 B-1 Certificates):

Ratings: The Class A-1 Certificates will be rated A1 by Moody's Investors Service, Inc. and A- by Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc.

Interest Accrual Period:            Semi-Annually

Distribution Dates:                 February 15 and August 15, commencing August
                                    15, 2004 and ending on February 15, 2034
                                    (or, if any of these dates is not a Business
                                    Day, the next succeeding Business Day).

                                    If The Goldman Sachs Group, Inc. defers the payment of interest on the GS junior subordinated debentures at any time, the Underlying Securities Issuer also will defer distributions on the Underlying Securities. If The Goldman Sachs Group, Inc. does this, then interest distributions on the Class A-1 and Class B-1 Certificates will stop being made until the Underlying Securities Issuer pays interest on the GS capital securities again.

Pass-Through Rate:                  In respect of the Class A-1 Certificates,
                                    6.00% per annum. In respect of the Class B-1
                                    Certificates, 0.345% per annum

Final Distribution Date:            February 15, 2034

Record Dates:                       With respect to any Distribution Date, the
                                    15th calendar day preceding such
                                    Distribution Date, whether or not a Business
                                    Day.

                                  Exhibit B-1

Denominations; Specified Currency:  The Certificates will be denominated and payable in U.S. dollars.

Class Seniority or Subordination:   N/A

Closing Date:                       March 8, 2004

Initial Certificate Registrar:      U.S. Bank Trust National Association

Corporate Trust Office:             U.S. Bank Trust National Association
                                    100 Wall Street, Suite 1600
                                    New York, NY
                                    10005
                                    Attention: Corporate Trust Department

                                  Exhibit B-2

                                                                       EXHIBIT C
                                                              TO TRUST AGREEMENT

                     FORM OF CLASS A-1 CALLABLE CERTIFICATE

               CABCO SERIES 2004-1 TRUST (GOLDMAN SACHS CAPITAL I)
                         CLASS A-1 CALLABLE CERTIFICATE

                                   $62,500,000

THIS CERTIFICATE IS A GLOBAL CERTIFICATE WITHIN THE MEANING OF THE TRUST AGREEMENT HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE NOMINEE OF THE DEPOSITORY TRUST COMPANY ("DTC"), CEDE & CO. THIS CERTIFICATE IS EXCHANGEABLE FOR CERTIFICATES REGISTERED IN THE NAME OF A PERSON OTHER THAN DTC OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE TRUST AGREEMENT AND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY DTC OR BY A NOMINEE OF DTC TO DTC OR ANOTHER NOMINEE OF DTC.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC TO THE TRUST OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO., OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC). ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

BY ACQUIRING OR ACCEPTING ANY INTEREST IN THIS CERTIFICATE, YOU ACKNOWLEDGE THAT THIS CERTIFICATE IS SUBJECT TO A PURCHASE OPTION GRANTED TO CORPORATE ASSET BACKED CORPORATION, A DELAWARE CORPORATION (THE "DEPOSITOR"), BY UBS SECURITIES LLC UNDER THE CLASS A-1 CALL OPTION AGREEMENT, DATED AS OF MARCH 8, 2004 (THE "CALL OPTION AGREEMENT"), AMONG THE DEPOSITOR, AS THE SOLE INITIAL OPTION HOLDER, UBS SECURITIES LLC, AS THE INITIAL PURCHASER FROM THE DEPOSITOR, AND SOLE HOLDER AT THE TIME OF SUCH GRANT, OF THE CLASS A-1 CERTIFICATES, AND U.S. BANK TRUST NATIONAL ASSOCIATION, A NATIONAL BANKING ASSOCIATION, ACTING AS OPTION AGENT FOR THE CLASS A-1 CERTIFICATEHOLDERS WITH RESPECT TO THE CLASS A-1 OPTIONS (THE "OPTION AGENT"), WHICH OBLIGATIONS HAVE BEEN ASSUMED BY EACH SUBSEQUENT HOLDER OF SUCH CLASS A-1 CERTIFICATES; YOU AGREE TO ASSUME THE OBLIGATION OF YOUR TRANSFEROR TO PERFORM SUCH CLASS A-1 OPTION; AND YOU ACKNOWLEDGE THAT YOUR TRANSFEROR HAS BEEN RELEASED FROM ITS OBLIGATION TO PERFORM SUCH CLASS A-1 OPTION. THE CALL OPTION AGREEMENT PERMITS THE HOLDER OF THE RELATED CLASS A-1 OPTION TO PURCHASE THIS CERTIFICATE FROM YOU, WITHOUT YOUR CONSENT, AT THE

                                  Exhibit C-1

TIMES AND ON THE CONDITIONS SPECIFIED IN THE CALL OPTION AGREEMENT AT THE CALL PRICE SPECIFIED IN THAT AGREEMENT. THE CLASS A-1 OPTION MAY BE TRANSFERRED FROM TIME TO TIME. UPON THE EXERCISE OF THE RELATED CLASS A-1 OPTION IN THE MANNER SPECIFIED IN THE CALL OPTION AGREEMENT, THE CLASS A-1 CERTIFICATE WILL BE TRANSFERRED TO THE RELEVANT CLASS A-1 OPTION HOLDER BY THE TRUSTEE, AND YOU WILL BE PAID THE CALL PRICE FOR THIS CERTIFICATE IN ACCORDANCE WITH THE TERMS OF THE CALL OPTION AGREEMENT, WITHOUT THE REQUIREMENT OF ANY FURTHER ACTION BY YOU, EXCEPT THAT IF THE CLASS A-1 CERTIFICATES ARE HELD IN DEFINITIVE FORM AT SUCH TIME YOU WILL NOT RECEIVE SUCH CALL PRICE UNLESS AND UNTIL YOU SURRENDER THIS CERTIFICATE.

This Certificate does not represent an interest in or obligation of the Depositor, the Trustee or any of their Affiliates, except to the extent described herein.

                                  Exhibit C-2

CERTIFICATE NUMBER 1                                                 $62,500,000
CUSIP No.: 12679Q206                       Initial Certificate Principal Balance

               CABCO SERIES 2004-1 TRUST (GOLDMAN SACHS CAPITAL I)
                         CLASS A-1 CALLABLE CERTIFICATE

                             6.00% PASS-THROUGH RATE

evidencing a beneficial ownership interest in the Trust, as defined below, the assets of which include $62,500,000 aggregate principal amount of the Goldman Sachs Capital I 6.345% Capital Securities (the "Underlying Securities") and all payments received thereon, exclusive of the Retained Interest.

         THIS CERTIFIES THAT CEDE & Co. is the registered owner of a nonassessable, fully-paid, beneficial ownership interest in CABCO Series 2004-1 Trust (Goldman Sachs Capital I) (the "Trust") formed by Corporate Asset Backed Corporation, as depositor (the "Depositor").

         The Trust was created pursuant to a Trust Agreement, dated as of March 8, 2004 (as amended and supplemented from time to time, the "Trust Agreement"), between the Depositor and U.S. Bank Trust National Association, as trustee (the "Trustee") and option agent (the "Option Agent"). A summary of certain of the pertinent provisions of the Trust Agreement is set forth below. To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Trust Agreement.

         This Certificate is issued under and is subject to the terms, provisions and conditions of the Trust Agreement, to which Trust Agreement the Certificateholder by virtue of the acceptance hereof assents and by which such Certificateholder is bound. The assets of the Trust include the Underlying Securities and all proceeds of the Underlying Securities, but do not include the Retained Interest. Capitalized terms used but not defined herein have the meanings specified in the Trust Agreement.

         Subject to the terms and conditions of the Trust Agreement (including the availability of funds for distributions and any applicable grace period or cure period), and all other obligations of the Trust (if any), there shall be distributed on the dates specified in the Trust Agreement, to the Person in whose name this Certificate is registered at the close of business on the Record Date specified in the Trust Agreement, such Certificateholder's pro rata portion of the distributions in respect of the Class A-1 Certificates to be distributed to Certificateholders on each such date.

         The distributions in respect of this Certificate are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

         It is the intent of the Depositor and the Certificateholders that the Trust will be classified as a grantor trust under subpart E, Part I of subchapter J for purposes of the Internal Revenue Code of 1986. Except as otherwise required by appropriate taxing authorities, the Depositor and the Trustee, by executing the Trust Agreement, and each Certificateholder, by acceptance of a Certificate, agrees to treat, and to take no action inconsistent with the treatment of, the Certificate

                                  Exhibit C-3
for such tax purposes as interests in a grantor trust, and the provisions of the Trust Agreement shall be interpreted to further this intention of the parties.

         Distributions on this Certificate shall be made as provided in the Trust Agreement by the Trustee by wire transfer or check mailed to the Certificateholder of record in the Certificate Register without the presentation or surrender of this Certificate or the making of any notation hereon. Except as otherwise provided in the Trust Agreement and notwithstanding the above, the final distribution on this Certificate shall be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office maintained for such purpose by the Trustee at its Corporate Trust Office.

         This Certificate does not represent an obligation of, or an interest in, the Depositor, the Trustee or any Affiliates of either of them and no recourse may be had against such parties or their assets, except as may be expressly set forth or contemplated herein or in the Trust Agreement. In addition, this Certificate is not guaranteed by any governmental agency or instrumentality and is limited in right of payment to certain collections with respect to the Trust Assets, all as more specifically set forth herein and in the Trust Agreement.

         This Certificate does not purport to summarize the Trust Agreement and reference is hereby made to the Trust Agreement for information with respect to the rights, benefits, obligations and duties evidenced thereby. A copy of the Trust Agreement may be examined by any Certificateholder upon request during normal business hours at the Corporate Trust Office of the Trustee, located at the office of U.S. Bank Trust National Association, 100 Wall Street, Suite 1600, New York, NY 10005 and at such other places, if any, designated by the Trustee.

         Reference is hereby made to the further terms of this Certificate set forth on the reverse hereof, which further terms shall for all purposes have the same effect as if set forth at this place.

         This Certificate shall be construed in accordance with the laws of the State of New York without reference to any conflict of law provision, other than
Section 5-1401 of the General Obligations Law, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

         Unless the certificate of authentication hereon shall have been executed by a Responsible Officer of the Trustee by manual signature, this Certificate shall not entitle the Certificateholder hereof to any benefit under the Trust Agreement or be valid for any purpose.

                                  Exhibit C-4

         IN WITNESS WHEREOF, the Trustee, on behalf of the Trust, has caused this Certificate to be duly executed by its manual signature as of the date set forth below.

                                       CABCO SERIES 2004-1 TRUST (GOLDMAN SACHS
                                       CAPITAL I)

                                  By:  U.S. BANK TRUST NATIONAL ASSOCIATION,
                                       not in its individual capacity but solely
                                       as Trustee

                                       By:______________________________________
                                          Responsible Officer
                                          Name:
                                          Title:

Dated: March 8, 2004

         This is one of the Certificates referred to in the within-mentioned Trust Agreement.

                                  By:  U.S. BANK TRUST NATIONAL ASSOCIATION,
                                       not in its individual capacity but solely
                                  as Authenticating Agent

                                       By:______________________________________
                                          Responsible Officer of Trustee
                                          Name:
                                          Title:

Dated: March 8, 2004

                                  Exhibit C-5

               [FORM OF REVERSE OF CLASS A-1 CALLABLE CERTIFICATE]

         The Trust Agreement permits the amendment thereof, in certain circumstances, without the consent of the Certificateholders.

         As provided in the Trust Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies of the Certificate Registrar maintained by the Trustee at its Corporate Trust Office, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the Certificateholder hereof or such Certificateholder's attorney duly authorized in writing, and thereupon one or more new Certificates in authorized denominations of the same Class and a like aggregate Certificate Principal Balance will be issued to the designated transferee. The initial Certificate Registrar appointed under the Trust Agreement is the Trustee.

         This Certificate is issuable only in registered form in the authorized denominations specified in the Trust Agreement. As provided in the Trust Agreement and subject to certain limitations therein set forth, at the option of a Certificateholder, Certificates are exchangeable for new Certificates of authorized denominations of the same Class and a like aggregate Certificate Principal Balance as requested by the Certificateholder surrendering the same; provided, however, that no Certificate may be subdivided such that the denomination of any resulting Certificate is other than the authorized denominations specified in the Trust Agreement.

         No service charge shall be made for any registration of transfer or exchange, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge payable in connection therewith.

         The Depositor, Trustee, Certificate Registrar and any agent of the Depositor, Trustee or the Certificate Registrar may treat the person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, Trustee, Certificate Registrar or any such agent shall be affected by any notice to the contrary.

         The obligations and responsibilities created by the Trust Agreement shall terminate and the Trust created thereby shall dissolve, wind-up and terminate and be of no further force or effect 30 days after the final distribution by the Trustee of all moneys or other property or proceeds of the Trust Assets in accordance with the terms of the Trust Agreement.

         Neither the Depositor nor any Certificateholder shall be entitled to revoke or terminate the Trust.

                                  Exhibit C-6

                                   Schedule 1

[Schedule 1, not repeated here, shall be identical to Exhibits A and B attached to the Trust Agreement]

                                  Exhibit C-7

                                   ASSIGNMENT

         FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY
OR OTHER IDENTIFYING NUMBER
OF ASSIGNEE

________________________________________________________________________________
(Please print or typewrite name and address, including postal zip code, of assignee)

________________________________________________________________________________
the within Certificate, and all rights thereunder, hereby irrevocably constituting and appointing

________________________________________________________________________________
Attorney to transfer said Certificate on the books of the Certificate Registrar, with full power of substitution in the premises.

Dated:

              _________________________*/

                                             Signature Guaranteed:

              _________________________*/

-----------

*/ NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Certificate in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by a member of the New York Stock Exchange or a commercial bank or trust company.

                                  Exhibit C-8

                                                                       EXHIBIT D
                                                              TO TRUST AGREEMENT

                     FORM OF CLASS B-1 CALLABLE CERTIFICATE

               CABCO SERIES 2004-1 TRUST (GOLDMAN SACHS CAPITAL I)
                         CLASS B-1 CALLABLE CERTIFICATE

                            0.345% PASS-THROUGH RATE

NO EMPLOYEE BENEFIT PLAN (AS DEFINED IN SECTION 3(3) OF ERISA) WHETHER OR NOT IT IS SUBJECT TO TITLE I OF ERISA, NO PLAN (AS DESCRIBED IN SECTION 4975(e)(1) OF THE CODE) AND NO ENTITY WHOSE UNDERLYING ASSETS INCLUDE "PLAN ASSETS" BY REASON OF ANY SUCH PLAN'S INVESTMENT IN THE ENTITY (EACH, A "PLAN"), OR ANY PERSON ACTING ON BEHALF OF ANY PLAN, MAY PURCHASE OR HOLD A CERTIFICATE OR ANY INTEREST THEREIN, UNLESS (I) THE PURCHASER IS AN INSURANCE COMPANY, (II) IT IS NOT A PERSON WHO HAS DISCRETIONARY AUTHORITY OR CONTROL WITH RESPECT TO THE ASSETS OF THE TRUST OR A PERSON WHO PROVIDES INVESTMENT ADVICE FOR A FEE (DIRECT OR INDIRECT) TO OR WITH RESPECT TO SUCH ASSETS, OR AN AFFILIATE OF SUCH A PERSON,
(III) THE SOLE SOURCE OF THE FUNDS BEING USED TO EFFECT ITS PURCHASE OF SUCH CERTIFICATES IS ITS GENERAL ACCOUNT, (IV) ON THE DATE IT PURCHASES ANY SUCH CERTIFICATES, LESS THAN 25% OF THE ASSETS OF ITS GENERAL ACCOUNT (AS DETERMINED BY SUCH INSURANCE COMPANY) CONSTITUTE PLAN ASSETS, (V) THE ACQUISITION AND HOLDING OF SUCH CERTIFICATES WILL NOT CONSTITUTE A NONEXEMPT PROHIBITED TRANSACTION IN VIOLATION OF SECTION 406 OF ERISA AND SECTION 4975 OF THE INTERNAL REVENUE CODE, AND (VI) IF, AS OF ANY LATER DATE ON WHICH ANY PERSON PURCHASES ANY OF SUCH CERTIFICATES, 25% OR MORE OF THE ASSETS OF SUCH GENERAL ACCOUNT CONSTITUTE PLAN ASSETS OR IF SUCH COMPANY BECOMES A PERSON WHO HAS DISCRETIONARY AUTHORITY OR CONTROL WITH RESPECT TO THE ASSETS OF THE TRUST OR A PERSON WHO PROVIDES INVESTMENT ADVICE FOR A FEE (DIRECT OR INDIRECT) TO OR WITH RESPECT TO SUCH ASSETS, OR AN AFFILIATE OF SUCH A PERSON, THEN SUCH INSURANCE COMPANY WILL DISPOSE OF SUCH CERTIFICATES THEN HELD IN ITS GENERAL ACCOUNT PROMPTLY, AND IN ANY EVENT BY THE END OF THE NEXT CALENDAR QUARTER.

THIS CLASS B-1 CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAW. NO TRANSFER OF THIS CLASS B-1 CERTIFICATE SHALL BE VALID OR EFFECTIVE UNLESS SUCH TRANSFER IS TO A "QUALIFIED INSTITUTIONAL BUYER" PURSUANT TO RULE 144A UNDER THE ACT AND PRIOR TO THE TRANSFER SUCH HOLDER(S) SHALL HAVE DELIVERED TO THE DEPOSITOR AND THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS RELATING TO THE RESTRICTIONS ON TRANSFERS OF THIS CERTIFICATE (THE FORM OF WHICH LETTER MAY BE OBTAINED FROM THE TRUSTEE).

                                  Exhibit D-1

BY ACQUIRING OR ACCEPTING ANY INTEREST IN THIS CERTIFICATE, YOU ACKNOWLEDGE THAT THIS CERTIFICATE IS SUBJECT TO A PURCHASE OPTION GRANTED TO CORPORATE ASSET BACKED CORPORATION, A DELAWARE CORPORATION (THE "DEPOSITOR"), BY UBS SECURITIES LLC UNDER THE CLASS B-1 CALL OPTION AGREEMENT, DATED AS OF MARCH 8, 2004 (THE "CALL OPTION AGREEMENT"), AMONG THE DEPOSITOR, AS THE SOLE INITIAL OPTION HOLDER, UBS SECURITIES LLC, AS THE INITIAL PURCHASER FROM THE DEPOSITOR, AND SOLE HOLDER AT THE TIME OF SUCH GRANT, OF THE CLASS B-1 CERTIFICATES, AND U.S. BANK TRUST NATIONAL ASSOCIATION, A NATIONAL BANKING ASSOCIATION, ACTING AS OPTION AGENT FOR THE CLASS B-1 CERTIFICATEHOLDERS WITH RESPECT TO THE CLASS B-1 OPTIONS (THE "OPTION AGENT"), WHICH OBLIGATIONS HAVE BEEN ASSUMED BY EACH SUBSEQUENT HOLDER OF SUCH CLASS B-1 CERTIFICATES; YOU AGREE TO ASSUME THE OBLIGATION OF YOUR TRANSFEROR TO PERFORM SUCH CLASS B-1 OPTION; AND YOU ACKNOWLEDGE THAT YOUR TRANSFEROR HAS BEEN RELEASED FROM ITS OBLIGATION TO PERFORM SUCH CLASS B-1 OPTION. THE CALL OPTION AGREEMENT PERMITS THE HOLDER OF THE RELATED CLASS B-1 OPTION TO PURCHASE THIS CERTIFICATE FROM YOU, WITHOUT YOUR CONSENT, AT THE TIMES AND ON THE CONDITIONS SPECIFIED IN THE CALL OPTION AGREEMENT AT THE CALL PRICE SPECIFIED IN THAT AGREEMENT. THE CLASS B-1 OPTION MAY BE TRANSFERRED FROM TIME TO TIME. UPON THE EXERCISE OF THE RELATED CLASS B-1 OPTION IN THE MANNER SPECIFIED IN THE CALL OPTION AGREEMENT, THIS CLASS B-1 CERTIFICATE WILL BE TRANSFERRED TO, AND REGISTERED IN THE NAME OF, THE RELEVANT CLASS B-1 OPTION HOLDER BY THE TRUSTEE, AND YOU WILL BE PAID THE CALL PRICE FOR THIS CERTIFICATE IN ACCORDANCE WITH THE TERMS OF THE CALL OPTION AGREEMENT, WITHOUT THE REQUIREMENT OF ANY FURTHER ACTION BY YOU.

This Certificate does not represent an interest in or obligation of the Depositor, the Trustee or any of their Affiliates, except to the extent described herein.

                                  Exhibit D-2

CERTIFICATE NUMBER 1                                                 $62,500,000
CUSIP No.: 12679Q305                         Initial Certificate Notional Amount

               CABCO SERIES 2004-1 TRUST (GOLDMAN SACHS CAPITAL I)
                         CLASS B-1 CALLABLE CERTIFICATE

                            0.345% PASS-THROUGH RATE

evidencing a beneficial ownership interest in the Trust, as defined below, the assets of which include $62,500,000 aggregate principal amount of the (Goldman Sachs Capital I) 6.345% Capital Securities (the "Underlying Securities") and all payments received thereon, exclusive of the Retained Interest.

         THIS CERTIFIES THAT _____________________is the registered owner of a nonassessable, fully-paid, beneficial ownership interest in CABCO Series 2004-1 Trust (Goldman Sachs Capital I) (the "Trust") formed by Corporate Asset Backed Corporation, as depositor (the "Depositor").

         The Trust was created pursuant to a Trust Agreement, dated as of March 8, 2004 (as amended and supplemented from time to time, the "Trust Agreement"), between the Depositor and U.S. Bank Trust National Association, as trustee (the "Trustee") and Option Agent. A summary of certain of the pertinent provisions of the Trust Agreement is set forth below. To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Trust Agreement.

         This Certificate is issued under and is subject to the terms, provisions and conditions of the Trust Agreement, to which Trust Agreement the Certificateholder by virtue of the acceptance hereof assents and by which such Certificateholder is bound. The assets of the Trust include the Underlying Securities and all proceeds of the Underlying Securities, but do not include the Retained Interest. Capitalized terms used but not defined herein have the meanings specified in the Trust Agreement.

         Subject to the terms and conditions of the Trust Agreement (including the availability of funds for distributions and any applicable grace period or cure period), and all other obligations of the Trust (if any), there shall be distributed on the dates specified in the Trust Agreement, to the Person in whose name this Certificate is registered at the close of business on the Record Date specified in the Trust Agreement, such Certificateholder's pro rata portion of the distributions in respect of the Class B-1 Certificates to be distributed to Certificateholders on each such date.

         The distributions in respect of this Certificate are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

         It is the intent of the Depositor and the Certificateholders that the Trust will be classified as a grantor trust under subpart E, Part I of subchapter J for purposes of the Internal Revenue Code of 1986. Except as otherwise required by appropriate taxing authorities, the Depositor and the Trustee, by executing the Trust Agreement, and each Certificateholder, by acceptance of a

                                  Exhibit D-3

Certificate, agrees to treat, and to take no action inconsistent with the treatment of, the Certificate for such tax purposes as interests in a grantor trust, and the provisions of the Trust Agreement shall be interpreted to further this intention of the parties.

         Distributions on this Certificate shall be made as provided in the Trust Agreement by the Trustee by wire transfer or check mailed to the Certificateholder of record in the Certificate Register without the presentation or surrender of this Certificate or the making of any notation hereon. Except as otherwise provided in the Trust Agreement and notwithstanding the above, the final distribution on this Certificate shall be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office maintained for such purpose by the Trustee at its Corporate Trust Office.

         This Certificate does not represent an obligation of, or an interest in, the Depositor, the Trustee or any Affiliates of either of them and no recourse may be had against such parties or their assets, except as may be expressly set forth or contemplated herein or in the Trust Agreement. In addition, this Certificate is not guaranteed by any governmental agency or instrumentality and is limited in right of payment to certain collections with respect to the Trust Assets, all as more specifically set forth herein and in the Trust Agreement.

         This Certificate does not purport to summarize the Trust Agreement and reference is hereby made to the Trust Agreement for information with respect to the rights, benefits, obligations and duties evidenced thereby. A copy of the Trust Agreement may be examined by any Certificateholder upon request during normal business hours at the Corporate Trust Office of the Trustee, located at the office of U.S. Bank Trust National Association, 100 Wall Street, Suite 1600, New York, NY 10005 and at such other places, if any, designated by the Trustee.

         Reference is hereby made to the further terms of this Certificate set forth on the reverse hereof, which further terms shall for all purposes have the same effect as if set forth at this place.

         This Certificate shall be construed in accordance with the laws of the State of New York, without reference to any conflict of law provision, other than Section 5-1401 of the General Obligations Law, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

         Unless the certificate of authentication hereon shall have been executed by a Responsible Officer of the Trustee by manual signature, this Certificate shall not entitle the Certificateholder hereof to any benefit under the Trust Agreement or be valid for any purpose.

                                  Exhibit D-4

         IN WITNESS WHEREOF, the Trustee, on behalf of the Trust, has caused this Certificate to be duly executed by its manual signature as of the date set forth below.

                                    CABCO SERIES 2004-1 TRUST (GOLDMAN SACHS
                                    CAPITAL I)

                              By:   U.S. BANK TRUST NATIONAL ASSOCIATION,
                                    not in its individual capacity but solely as
                                    Trustee

                                    By:_________________________________________
                                       Responsible Officer
                                       Name:
                                       Title:

Dated: March 8, 2004

         This is one of the Certificates referred to in the within-mentioned Trust Agreement.

                              By:   U.S. BANK TRUST NATIONAL ASSOCIATION,
                                    not in its individual capacity but solely as
                              Authenticating Agent

                                    By:_________________________________________
                                       Responsible Officer of Trustee
                                       Name:
                                       Title:

Dated: March 8, 2004

                                  Exhibit D-5

               [FORM OF REVERSE OF CLASS B-1 CALLABLE CERTIFICATE]

         The Trust Agreement permits the amendment thereof, in certain circumstances, without the consent of the Certificateholders.

         As provided in the Trust Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies of the Certificate Registrar maintained by the Trustee at its Corporate Trust Office, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the Certificateholder hereof or such Certificateholder's attorney duly authorized in writing, and thereupon one or more new Certificates in authorized denominations of the same Class and a like aggregate Certificate Principal Balance will be issued to the designated transferee. The initial Certificate Registrar appointed under the Trust Agreement is the Trustee.

         This Certificate is issuable only in registered form in the authorized denominations specified in the Trust Agreement. As provided in the Trust Agreement and subject to certain limitations therein set forth, at the option of a Certificateholder, Certificates are exchangeable for new Certificates of authorized denominations of the same Class and a like aggregate Certificate Principal Balance as requested by the Certificateholder surrendering the same; provided, however, that no Certificate may be subdivided such that the denomination of any resulting Certificate is other than the authorized denominations specified in the Trust Agreement.

         No service charge shall be made for any registration of transfer or exchange, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge payable in connection therewith.

         The Depositor, Trustee, Certificate Registrar and any agent of the Depositor, Trustee or the Certificate Registrar may treat the person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, Trustee, Certificate Registrar or any such agent shall be affected by any notice to the contrary.

         The obligations and responsibilities created by the Trust Agreement shall terminate and the Trust created thereby shall dissolve, wind-up and terminate and be of no further force or effect 30 days after final distribution by the Trustee of all moneys or other property or proceeds of the Trust Assets in accordance with the terms of the Trust Agreement.

         Neither the Depositor nor any Certificateholder shall be entitled to revoke or terminate the Trust.

                                  Exhibit D-6

                                   Schedule 1

[Schedule 1, not repeated here, shall be identical to Exhibits A and B attached to the Trust Agreement]

                                   ASSIGNMENT

                  FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY
OR OTHER IDENTIFYING NUMBER
OF ASSIGNEE

________________________________________________________________________________
(Please print or typewrite name and address, including postal zip code, of assignee)

________________________________________________________________________________
the within Certificate, and all rights thereunder, hereby irrevocably constituting and appointing

________________________________________________________________________________
Attorney to transfer said Certificate on the books of the Certificate Registrar, with full power of substitution in the premises.

Dated:

               ________________________*/

                                             Signature Guaranteed:

               ________________________*/

-------------

*/ NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Certificate in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by a member of the New York Stock Exchange or a commercial bank or trust company.

                                  Exhibit D-7

                                                                       EXHIBIT E

                           [FORM OF INVESTMENT LETTER]

                                INVESTMENT LETTER

                          QUALIFIED INSTITUTIONAL BUYER

                                                                   [Insert date]

U.S. Bank Trust National Association, as Trustee
100 Wall Street, Suite 1600
New York, New York 10005

Corporate Asset Backed Corporation, as Depositor
445 Broad Hollow Road
Suite 239
Melville, New York 11747

Ladies and Gentlemen:

         In connection with its proposed purchase of Class B-1 Certificates (the "Certificates") of the CABCO Series 2004-1 Trust (Goldman Sachs Capital I) (the "Issuer") more particularly described in Schedule A hereto, the undersigned purchaser (the "Purchaser") confirms that:

1. The Purchaser understands that substantial risks are involved in an investment in the Certificates. The Purchaser represents that in making its investment decision to acquire the Certificates, the Purchaser has not relied on representations, warranties, opinions, projections, financial or other information or analysis, if any, supplied to it by any person, including you, Corporate Asset Backed Corporation, as depositor (the "Depositor"), or U.S. Bank Trust National Association, as trustee (the "Trustee"), or any of your or its affiliates. The Purchaser has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Certificates, and the Purchaser is able to bear the substantial economic risks of such an investment. The Purchaser has relied upon its own tax, legal and financial advisors in connection with its decision to purchase the Certificates.

2. The Purchaser (A) is a "Qualified Institutional Buyer" (as defined in Rule 144A under the Securities Act of 1933, as amended (the "Securities Act")) and (B) is acquiring the Certificates for its own account or for the account of one or more investors of the type described in clause
         (A) above as to each of which the Purchaser exercises sole investment discretion. The Purchaser is purchasing the Certificates for investment purposes and not with a view to or for the offer or sale in connection with, a public distribution, or in any other manner that would violate the Securities Act or the securities or blue sky laws of any state.

                                  Exhibit E-1

3. The Purchaser understands that the Certificates have not been and will not be registered under the Securities Act or under the securities or blue sky laws of any state, and (i) that if it decides to resell, pledge or otherwise transfer any Certificate, such Certificate may be resold, pledged or transferred without registration only to an entity that has delivered to the Depositor and the Trustee a certification that it is a Qualified Institutional Buyer that is purchasing (1) for its own account or (2) for the account of another Qualified Institutional Buyer, that it or such other Qualified Institutional Buyer is aware that the resale, pledge or transfer is being made in reliance on said Rule 144A and (ii) that it and each subsequent holder will be required to notify any purchaser of any Certificate from it of the resale restrictions referred to in clause (i) above.

4. The Purchaser (A) is not a Benefit Plan Investor or is not acting on behalf of a Benefit Plan Investor or (B) is a Benefit Plan Investor or is acting on behalf of a Benefit Plan Investor but (i) is an insurance company, (ii) does not have discretionary authority or control with respect to the assets of the Issuer and does not provide investment advice for a fee (direct or indirect) to or with respect to such assets, nor is an affiliate of a person that has such discretionary authority or control, (iii) the sole source of the funds being used to purchase the Certificates is its general account, (iv) on the date hereof, less than 25% of the assets of its general account (as determined by such insurance company) constitute "plan assets", and (v) the acquisition and holding of the Certificates will not constitute a nonexempt prohibited transaction in violation of section 406 of ERISA and section 4975 of the Internal Revenue Code.

5. The Purchaser understands that if it is an insurance company it will have to dispose of any Certificates being held in its general account promptly, and in any event by the end of the calendar quarter immediately following the date on which (i) 25% or more of the assets of its general account constitute plan assets or (ii) it has discretionary authority or control with respect to the assets of the Issuer or provides investment advice for a fee (direct or indirect) to or with respect to such assets, or is an affiliate of a person that has such discretionary authority or control.

6. The Purchaser understands that the Certificates will bear legends substantially to the following effect, unless otherwise agreed by the Depositor and the Trustee:

                  "THIS CLASS B-1 CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAW. NO TRANSFER OF THIS CLASS B-1 CERTIFICATE SHALL BE VALID OR EFFECTIVE UNLESS SUCH TRANSFER IS TO A "QUALIFIED INSTITUTIONAL BUYER" PURSUANT TO RULE 144A UNDER THE ACT AND PRIOR TO THE TRANSFER SUCH HOLDER(S) SHALL HAVE DELIVERED TO THE DEPOSITOR AND THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS RELATING TO THE RESTRICTIONS ON TRANSFERS OF THIS CERTIFICATE (THE FORM OF

                           Exhibit E-2

                  WHICH LETTER MAY BE OBTAINED FROM THE TRUSTEE)."

                  "NO EMPLOYEE BENEFIT PLAN (AS DEFINED IN SECTION 3(3) OF ERISA) WHETHER OR NOT IT IS SUBJECT TO TITLE I OF ERISA, NO PLAN (AS DESCRIBED IN SECTION 4975(e)(1) OF THE CODE) AND NO ENTITY WHOSE UNDERLYING ASSETS INCLUDE "PLAN ASSETS" BY REASON OF ANY SUCH PLAN'S INVESTMENT IN THE ENTITY (EACH, A "PLAN"), OR ANY PERSON ACTING ON BEHALF OF ANY PLAN, MAY PURCHASE OR HOLD A CERTIFICATE OR ANY INTEREST THEREIN, UNLESS (I) THE PURCHASER IS AN INSURANCE COMPANY, (II) IT IS NOT A PERSON WHO HAS DISCRETIONARY AUTHORITY OR CONTROL WITH RESPECT TO THE ASSETS OF THE TRUST OR A PERSON WHO PROVIDES INVESTMENT ADVICE FOR A FEE (DIRECT OR INDIRECT) TO OR WITH RESPECT TO SUCH ASSETS, OR AN AFFILIATE OF SUCH A PERSON, (III) THE SOLE SOURCE OF THE FUNDS BEING USED TO EFFECT ITS PURCHASE OF SUCH CERTIFICATES IS ITS GENERAL ACCOUNT, (IV) ON THE DATE IT PURCHASES ANY SUCH CERTIFICATES, LESS THAN 25% OF THE ASSETS OF ITS GENERAL ACCOUNT (AS DETERMINED BY SUCH INSURANCE COMPANY) CONSTITUTE PLAN ASSETS, (V) THE ACQUISITION AND HOLDING OF SUCH CERTIFICATES WILL NOT CONSTITUTE A NONEXEMPT PROHIBITED TRANSACTION IN VIOLATION OF SECTION 406 OF ERISA AND SECTION 4975 OF THE INTERNAL REVENUE CODE, AND (VI) IF, AS OF ANY LATER DATE ON WHICH ANY PERSON PURCHASES ANY OF SUCH CERTIFICATES, 25% OR MORE OF THE ASSETS OF SUCH GENERAL ACCOUNT CONSTITUTE PLAN ASSETS OR IF SUCH COMPANY BECOMES A PERSON WHO HAS DISCRETIONARY AUTHORITY OR CONTROL WITH RESPECT TO THE ASSETS OF THE TRUST OR A PERSON WHO PROVIDES INVESTMENT ADVICE FOR A FEE (DIRECT OR INDIRECT) TO OR WITH RESPECT TO SUCH ASSETS, OR AN AFFILIATE OF SUCH A PERSON, THEN SUCH INSURANCE COMPANY WILL DISPOSE OF SUCH CERTIFICATES THEN HELD IN ITS GENERAL ACCOUNT PROMPTLY, AND IN ANY EVENT BY THE END OF THE NEXT CALENDAR QUARTER."

                  "BY ACQUIRING OR ACCEPTING ANY INTEREST IN A CLASS B-1 CERTIFICATE, YOU ACKNOWLEDGE THAT THE CLASS B-1 CERTIFICATE IS SUBJECT TO A PURCHASE

                           Exhibit E-3

                  OPTION GRANTED TO CORPORATE ASSET BACKED CORPORATION, A DELAWARE CORPORATION (THE "DEPOSITOR"), BY UBS SECURITIES LLC UNDER THE CLASS B-1 CALL OPTION AGREEMENT, DATED AS OF March 8, 2004 (THE "CALL OPTION AGREEMENT"), AMONG THE DEPOSITOR, AS THE SOLE INITIAL OPTION HOLDER, UBS SECURITIES LLC, AS THE INITIAL PURCHASER FROM THE DEPOSITOR, AND SOLE HOLDER AT THE TIME OF SUCH GRANT, OF THE CLASS B-1 CERTIFICATES, AND U.S. BANK TRUST NATIONAL ASSOCIATION, A NATIONAL BANKING ASSOCIATION, ACTING AS OPTION AGENT FOR THE CLASS B-1 CERTIFICATEHOLDERS WITH RESPECT TO THE CLASS B-1 OPTIONS (THE "OPTION AGENT"), WHICH OBLIGATIONS HAVE BEEN ASSUMED BY EACH SUBSEQUENT HOLDER OF SUCH CLASS B-1 CERTIFICATES; YOU AGREE TO ASSUME THE OBLIGATION OF YOUR TRANSFEROR TO PERFORM SUCH CLASS B-1 OPTION; AND YOU ACKNOWLEDGE THAT YOUR TRANSFEROR HAS BEEN RELEASED FROM ITS OBLIGATION TO PERFORM SUCH CLASS B-1 OPTION. THE CALL OPTION AGREEMENT PERMITS THE HOLDER OF THE RELATED CLASS B-1 OPTION TO PURCHASE THIS CERTIFICATE FROM YOU, WITHOUT YOUR CONSENT, AT THE TIMES AND ON THE CONDITIONS SPECIFIED IN THE CALL OPTION AGREEMENT AT THE CALL PRICE SPECIFIED IN THAT AGREEMENT. THE CLASS B-1 OPTION MAY BE TRANSFERRED FROM TIME TO TIME. UPON THE EXERCISE OF THE RELATED CLASS B-1 OPTION IN THE MANNER SPECIFIED IN THE CALL OPTION AGREEMENT, THE CLASS B-1 CERTIFICATE WILL BE TRANSFERRED TO, AND REGISTERED IN THE NAME OF, THE RELEVANT CLASS B-1 OPTION HOLDER BY THE TRUSTEE, AND YOU WILL BE PAID THE CALL PRICE FOR THE CERTIFICATE IN ACCORDANCE WITH THE TERMS OF THE CALL OPTION AGREEMENT, WITHOUT THE REQUIREMENT OF ANY FURTHER ACTION BY YOU, EXCEPT THAT IF THE CLASS B-1 CERTIFICATES ARE HELD IN DEFINITIVE FORM AT SUCH TIME YOU WILL NOT RECEIVE SUCH CALL PRICE UNLESS AND UNTIL YOU SURRENDER THIS CERTIFICATE."

7. The Purchaser understands that no subsequent transfer of the Certificates is permitted unless (A) such transfer is of a Certificate with the applicable minimum denomination and (B) the Purchaser causes the proposed transferee to provide to the Depositor and the Trustee, a letter substantially in the form of this letter, or such other written statement as the Trustee shall prescribe.

                           Exhibit E-4

8. The Purchaser is a person or entity (a "Person") who is one of the following

         A. (1) a citizen or resident of the United States, (2) a corporation, partnership or other entity organized in or under the laws of the United States or any political subdivision thereof, (3) an estate the income of which is includible in gross income for federal income tax purposes regardless of source, or (4) a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, or

         B. a Person not described in (A), whose ownership of such Certificate is effectively connected with such Person's conduct of a trade or business within the United States within the meaning of the Internal Revenue Code of 1986, as amended (the "Code"), and its ownership of any interest in such Certificate will not result in any withholding obligation with respect to any payments with respect to the Certificates by any Person (other than withholding, if any, under Section 1446 of the Code), or

         C.       a Person not described in (A) or (B) above, who is not a
                  Person: (1) that owns, directly or indirectly, 10% or more of the total combined voting power of all classes of stock in The Goldman Sachs Group, Inc. entitled to vote, (2) that is a controlled foreign corporation related to Goldman Sachs Capital I within the meaning of Section 864(d)(4) of the Code, or (3) that is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business, or

         D. a Person not described in (A), (B) or (C) above, who is fully eligible for the benefits of the "Interest" provision of the income tax treaty between such Person's jurisdiction and the United States and under the "Interest" provision of such income tax treaty, any interest income received by such Person from sources within the United States is wholly exempt from tax by the United States.

         The Purchaser agrees that (I) if it is a Person described in clause (A) above, it will furnish to the Depositor and the Trustee a properly executed IRS Form W-9, and (II) if it is a Person described in clause
         (B) above, it will furnish to the Depositor and the Trustee a properly executed IRS Form W-8ECI, (III) if it is a Person described in clause
         (C) above, it will furnish to the Depositor and the Trustee a properly executed IRS Form W-8BEN (or, if the Purchaser is treated as a partnership for federal income tax purposes, a properly executed IRS Form W-8IMY with all required supporting documentation including (but not limited to) appropriate certification for all partners or members attached) and (IV) if it is a Person described in clause (D) above, it will furnish to the Depositor and the Trustee a properly executed IRS Form W-8BEN, with Part II completed. The Purchaser also agrees that it will provide a new IRS form upon the expiration or obsolescence of any previously delivered form, and that it will provide such other certifications, representations or Opinions of Counsel as may be requested by the Depositor and the Trustee.

9. The Purchaser agrees that if at some time in the future it wishes to transfer or exchange any of the Certificates, it will not transfer or exchange any of the Certificates unless such transfer or exchange is in accordance with the terms of the Trust Agreement pursuant to

                           Exhibit E-5
         which the Certificate was issued. The Purchaser understands that any purported transfer of the Certificates (or any interest therein) in contravention of any of the restrictions and conditions in the Trust Agreement shall be void, and the purported transferee in such transfer shall not be recognized by any Person as a holder of such Certificates, for any purpose.

         Capitalized terms used but not defined in this letter are used with the respective meanings specified in the Trust Agreement dated as of March 8, 2004, between Corporate Asset Backed Corporation, as Depositor and U.S. Bank Trust National Association, as Trustee and Option Agent.

                            [SIGNATURE PAGE FOLLOWS]

                           Exhibit E-6

                  You and the Trustee are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                       Very truly yours,

                                       [INSERT NAME OF PURCHASER].

                                       By:______________________________________

                                       Name:____________________________________

                                       Title:___________________________________

                           Exhibit E-7

                                                        Schedule A

                             CLASS B-1 CERTIFICATES

                                                 TOTAL
                                               CERTIFICATE
  TRUST        NAME OF                          NOTIONAL                      CERTIFICATE NOTIONAL
SECURITIES   UNDERLYING     PASS-THROUGH        AMOUNT OF                     AMOUNT OF CLASS B-1
 SERIES      SECURITIES     RATE ON CLASS       CLASS B-1     DATE OF TRUST      CERTIFICATES
 NUMBER        ISSUER      B-1 CERTIFICATES    CERTIFICATES     AGREEMENT*        PURCHASED
---------    ----------    ----------------    ------------   --------------   ------------------
  2004-1      Goldman          0.345%          $62,500,000    March 8, 2004    [insert applicable
               Sachs                                                             notional amount
             Capital I                                                             purchased]

*   Initial Closing Date

                                  Exhibit E-8